Exhibit 99.5

DELL TECHNOLOGIES INC.

SLP STOCKHOLDERS AGREEMENT

Dated as of [●], 2018

i

ANNEXES AND EXHIBITS

ANNEX A-1	–	FORM OF JOINDER AGREEMENT
ANNEX A-2	–	FORM OF SPECIFIED SUBSIDIARY JOINDER AGREEMENT
ANNEX B	–	FORM OF SPOUSAL CONSENT
ANNEX C	–	FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

ii

DELL TECHNOLOGIES INC.

SLP STOCKHOLDERS AGREEMENT

This SLP STOCKHOLDERS AGREEMENT is made as of [●], 2018, by and among Dell Technologies Inc., a Delaware corporation (together with its successors and assigns, the “Company”), Denali Intermediate Inc., a Delaware corporation and wholly-owned subsidiary of the Company (together with its successors and assigns, “Intermediate”), Dell Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate (together with its successors and assigns, “Dell”), Denali Finance Corp., a Delaware corporation (together with its successors and assigns, “Denali Finance”), Dell International L.L.C., a Delaware limited liability company (together with its successors and assigns, “Dell International”), EMC Corporation, a Massachusetts corporation and wholly-owned subsidiary of the Company (together with its successors and assigns, “EMC”), each other Specified Subsidiary (as defined herein) that becomes a party hereto pursuant to, and in accordance with, Section 3.2(a), solely for the purposes of Section 2.2, Section 4.4, and Section 5.4, Michael S. Dell (“MD”) and Susan Lieberman Dell Separate Property Trust (the “SLD Trust”), and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):

(a)	the SLP Stockholders (as defined herein); and

(b)	any other Person who becomes a party hereto pursuant to, and in accordance with, ARTICLE VI.

WHEREAS, the parties hereto, together with the MD Stockholders (as defined herein) and the MSD Partners Stockholders (as defined herein) and the other parties thereto are party to that certain Sponsor Stockholders Agreement, dated as of October 29, 2013 (the “Original Agreement”), as amended and restated by the Amended and Restated Sponsor Stockholders Agreement, dated as of September 7, 2016 (the “First Restated Agreement”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 (as amended by Amendment No. 1, dated as of November 14, 2018, and as may be further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and between the Company and Teton Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, in connection with the execution of the Merger Agreement and effective upon consummation of the Merger in accordance with the terms and conditions of the Merger Agreement, the Company and the Sponsor Stockholders wish to terminate the First Restated Agreement;

WHEREAS, in connection with the termination of the First Restated Agreement, the Company, the MD Stockholders and certain other parties have entered into that certain MD Stockholders Agreement, dated as of the date hereof (as the same may be amended from time to time, the “MD Stockholders Agreement”), setting forth the respective rights and obligations of the parties thereto with respect to the ownership of DTI Securities (as defined herein);

WHEREAS, in connection with the termination of the First Restated Agreement, the Company, the MSD Partners Stockholders and certain other parties have entered into that certain MSD Partners Stockholders Agreement, dated as of the date hereof (as the same may be amended from time to time, the “MSD Partners Stockholders Agreement”), setting forth the respective rights and obligations of the parties thereto with respect to the ownership of DTI Securities; and

WHEREAS, in connection with the termination of the First Restated Agreement, the Company and the SLP Stockholders desire to provide for the management of the Company and to set forth the respective rights and obligations of the parties hereto with respect to the ownership of DTI Securities.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree, subject to Section 8.2, as follows:

ARTICLE I

DEFINITIONS

Section 1.1.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Consideration” has the meaning ascribed to such term in Section 4.4(a).

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other controlled Affiliates (including VMware and its subsidiaries) shall not be considered Affiliates of any of the Sponsor Stockholders or of any Affiliates of any of the Sponsor Stockholders (except that the Company, its Subsidiaries and its other controlled Affiliates may be considered Affiliates of each other), (ii) none of the MD Stockholders and the MSD Partners Stockholders, on the one hand, and/or the SLP Stockholders, on the other hand, shall be considered Affiliates of each other, and (iii) except with respect to Section 5.2 and Section 8.15, none of the Sponsor Stockholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Stockholders or their affiliated investment funds.

“Agreement” means this SLP Stockholders Agreement (including the annexes and exhibits attached hereto) as the same may be amended, restated, supplemented or modified from time to time.

“Anticipated Closing Date” means the anticipated closing date of any proposed Qualified Sale Transaction, as determined in good faith by the Board on the Applicable Date.

“Applicable Date” means, with respect to any proposed Qualified Sale Transaction, the date that a definitive agreement is entered into with the applicable purchaser providing for such Qualified Sale Transaction.

“Approved Exchange” means the New York Stock Exchange and/or the Nasdaq Stock Market.

“Approved Equity Plan” means (i) the Dell Technologies Inc. 2013 Stock Incentive Plan and (ii) any other equity incentive plan approved by the Board with respect to the Company or its Subsidiaries.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) subject to Section 8.17, no party hereto shall be deemed to beneficially own any Securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for shares of Common Stock upon delivery of consideration to the Company or any of its Subsidiaries, such shares of Common Stock shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company or, if the context so requires, the board of directors or equivalent governing body of any Specified Subsidiary.

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Austin, Texas or San Francisco, California are authorized or required by law to close.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class A Stockholders Agreement” means the Second Amended and Restated Class A Stockholders Agreement, dated as of the date hereof, by and among the Company, the MD Stockholders, the SLP Stockholders and the other signatories thereto, as it may be amended from time to time.

“Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

“Class C Common Stock” means the Class C Common Stock, par value $0.01 per share, of the Company.

“Class C Stockholders Agreement” means the Amended and Restated Class C Stockholders Agreement, dated as of the date hereof, by and among the Company, the MD Stockholders, the SLP Stockholders and the other signatories thereto, as it may be amended from time to time.

“Class D Common Stock” means the Class D Common Stock, par value $0.01 per share, of the Company.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and any other series or class of common stock of the Company.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Awards” means an award pursuant to a Company Stock Plan of (i) restricted stock units (including performance-based restricted stock units) that correspond to Common Stock and/or (ii) Company Stock Options.

“Company Stock Option” means an option to subscribe for, purchase or otherwise acquire shares of Common Stock.

“Company Stock Plan” means each of (i) the Dell 2012 Long-Term Incentive Plan, Dell 2002 Long-Term Incentive Plan, Dell 1998 Broad-Based Stock Option Plan, Dell 1994 Incentive Plan, Quest Software, Inc. 2008 Stock Incentive Plan, Quest Software, Inc. 2001 Stock Incentive Plan, Quest Software, Inc. 1999 Stock Incentive Plan, V-Kernel Corporation 2007 Equity Incentive Plan, and Force10 Networks, Inc. 2007 Equity Incentive Plan and (ii) such other Approved Equity Plan pursuant to which the Company or its Subsidiaries have granted or issued Company Awards.

“Confidential Information” has the meaning ascribed to such term in Section 5.3(a).

“Contribution” has the meaning ascribed to such term in Section 5.4(a).

“Covered Person” means (i) any director or officer of the Company or any of its Subsidiaries (including for this purpose VMware and its subsidiaries) who is also a director, officer, employee, managing director or other Affiliate of SLP and (ii) SLP and the SLP Stockholders.

“Dell” has the meaning ascribed to such term in the Preamble.

“Dell International” has the meaning ascribed to such term in the Preamble.

“Demand Registration” has the meaning ascribed to such term in the Registration Rights Agreement.

“Denali Acquiror” means Denali Acquiror Inc.

“Denali Finance” has the meaning ascribed to such term in the Preamble.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Indemnification Agreements” has the meaning ascribed to such term in Section 7.1.

“Disability” means any physical or mental disability or infirmity that prevents the performance of MD’s duties as a director or Chief Executive Officer of the Company or any Domestic Specified Subsidiary (if, in the case of a Domestic Specified Subsidiary, MD is at the time of such disability or infirmity serving as a director or Chief Executive Officer of such Domestic Specified Subsidiary) for a period of one hundred eighty (180) consecutive days.

“Disabling Event” means either the death, or the continuation of any Disability, of MD.

“Domestic Specified Subsidiary” means each of (i) Intermediate, (ii) Denali Finance, (iii) Dell, (iv) EMC, (v) Dell International (until such time as the SLP Stockholders otherwise agree) and (vi) any successors and assigns of any of Intermediate, Denali Finance, Dell, EMC and (until such time as the SLP Stockholders otherwise agree) Dell International that are Subsidiaries of the Company and are organized or incorporated under the laws of the United States, any State thereof or the District of Columbia.

“DTI Securities” means the Common Stock, any equity or debt securities of the Company exercisable or exchangeable for, or convertible into, Common Stock, and any option, warrant or other right to acquire any Common Stock or such equity or debt securities of the Company.

“Electing Tag-Along Seller” has the meaning ascribed to such term in Section 4.4(b).

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Eligible Tag-Along Seller” means any of the Stockholders other than the MD Stockholders.

“EMC” has the meaning ascribed to such term in the Preamble.

“EMC Closing” means the closing of the EMC Merger on September 7, 2016.

“EMC Merger” means the merger of EMC Merger Sub and EMC pursuant to that certain Agreement and Plan of Merger, dated as of October 12, 2015 (as further amended, restated, supplemented or modified), by and among the Company, EMC Merger Sub, Dell and EMC, in which EMC Merger Sub was merged with and into EMC, with EMC surviving as a wholly-owned subsidiary of the Company.

“EMC Merger Sub” means Universal Acquisition Co., a Delaware corporation and direct wholly-owned subsidiary of Dell, which pursuant to the EMC Merger was merged with and into EMC, with EMC as the surviving corporation.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Fair Market Value” means, as of a given date, (i) with respect to cash, the value of such cash on such date, (ii) with respect to Marketable Securities and any other securities that are immediately and freely tradeable on stock exchanges and over-the-counter markets, the average of the closing price of such securities on their principal exchange or over-the-counter market for the ten (10) trading days immediately preceding such date and (iii) with respect to any other securities or other assets, the fair value per security of the applicable securities or assets as of such date on the basis of the sale of such securities or assets in an arm’s-length private sale between a willing buyer and a willing seller, neither acting under compulsion, determined in good faith by MD (or, during the occurrence of a Disabling Event, the MD Stockholders) and the SLP Stockholders.

“First Restated Agreement” has the meaning ascribed to such term in the Recitals.

“Group I Director” shall have the meaning set forth in the Company’s Fifth Amended and Restated Certificate of Incorporation.

“Indemnification Sources” has the meaning ascribed to such term in Section 7.2(b).

“Indemnified Liabilities” has the meaning ascribed to such term in Section 7.2(a).

“Indemnitee-Related Entities” means any exempted company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Specified Subsidiary or the insurer under and pursuant to an insurance policy of the Company or any Specified Subsidiary) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company or any Specified Subsidiary may also have an indemnification or advancement obligation.

“Indemnitees” has the meaning ascribed to such term in Section 7.2(a).

“Initial Directors” has the meaning ascribed to such term in Section 3.1(c)(i)(A).

“Initial SLP Stockholders” means the SLP Stockholders, together with any of their Permitted Transferees to whom they transferred or transfer Original Stock and/or Common Stock.

“Initiating Tag-Along Seller” means any of the MD Stockholders.

“Interim Investors Agreement” means the Interim Investors Agreement, dated as of February 5, 2013, as amended by Amendment No. 1 on August 2, 2013 and by Amendment No. 2 on September 23, 2013, by and among the Company, MD, the SLD Trust, MSD Partners, L.P. (formerly MSDC Management, L.P.), SLP III, SLP IV, SLTI III, and, for purposes of certain specified sections therein, Michael S. Dell 2009 Gift Trust and Susan L. Dell 2009 Gift Trust, as amended, restated, modified or supplemented.

“Intermediate” has the meaning ascribed to such term in the Preamble.

“IRR” means, as of any date of determination, the discount rate at which the net present value of all of the Initial SLP Stockholders’ investments in the Company and its Subsidiaries on and after the Original Closing Date (including, without limitation, in connection with the Original Merger and the EMC Merger) to the date of determination and the Return to the Initial SLP Stockholders through such time equals zero, calculated for each such date that an investment was made in the Company or its Subsidiaries from the actual date such investment was made and for any Return, from the date such Return was received by the Initial SLP Stockholders.

“Joinder Agreement” means a joinder agreement substantially in the form of Annex A-1 attached hereto.

“Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (i) the Company and/or any Specified Subsidiary pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between such Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of such Indemnitee-Related Entity and/or the Organizational Documents of such Indemnitee-Related Entity, on the other hand.

“Management Stockholders Agreement” means the Second Amended and Restated Management Stockholders Agreement, dated as of the date hereof, by and among the Company, the MD Stockholders, the SLP Stockholders and the other signatories thereto, as it may be amended from time to time.

“Marketable Securities” means securities (i) that are traded on an Approved Exchange or any successor thereto, (ii) that are, at the time of consummation of the applicable transfer, registered pursuant to an effective registration statement and will remain registered until such time as such securities can be sold by the holder thereof pursuant to Rule 144 without any volume or manner of sale restrictions, (iii) that are not subject to restrictions on transfer as a result of any applicable contractual provisions or by law (including the Securities Act) and (iv) the aggregate amount of which securities received by a Stockholder (other than an MD

Stockholder), collectively with those received by its Affiliates, in any Tag-Along Sale or Qualified Sale Transaction does not constitute 10% or more of the issued and outstanding securities of such class on a pro forma basis after giving effect to such transaction. For the purpose of this definition, Marketable Securities are deemed to have been received on the trading day immediately prior to (x) the date that such cash and/or Marketable Securities are received by the SLP Stockholders if not received in a Qualified Sale Transaction or (y) if received in a Qualified Sale Transaction, the Applicable Date.

“Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“MD” has the meaning ascribed to such term in the Preamble.

“MD Fiduciary” means any trustee of an inter vivos or testamentary trust appointed by MD.

“MD Director Nominee” has the meaning ascribed to such term in the MD Stockholders Agreement.

“MD Related Parties” means any or all of MD, the MD Stockholders, the MSD Partners Stockholders, any Permitted Transferee of the MD Stockholders or the MSD Partners Stockholders, any Affiliate or family member of any of the foregoing and/or any business, entity or person which any of the foregoing controls, is controlled by or is under common control with; provided, that neither the Company nor any of its Subsidiaries (including for this purpose VMware and its subsidiaries) shall be considered an “MD Related Party” regardless of the number of shares of Common Stock beneficially owned by the MD Stockholders.

“MD Stockholders” means MD and the SLD Trust, together with their respective Permitted Transferees that acquire Common Stock pursuant to the terms of the MD Stockholders Agreement.

“MD Stockholders Agreement” has the meaning set forth in the Recitals.

“Merger” has the meaning ascribed to such term in the Recitals.

“Merger Agreement” has the meaning ascribed to such term in the Recitals.

“Merger Sub” has the meaning ascribed to such term in the Recitals.

“Minimum Return Requirement” means, with respect to the Initial SLP Stockholders, a Return with respect to their aggregate equity investment on and after the Original Closing Date (including, without limitation, in connection with the Original Merger and the EMC Merger) in the Company and its Subsidiaries through the Anticipated Closing Date equal to or greater than both (i) two (2.0) multiplied by the SLP Invested Amount and (ii) the amount necessary to provide the Initial SLP Stockholders with an IRR of 20.0% on the SLP Invested Amount. Whether a proposed Qualified Sale Transaction satisfies the Minimum Return Requirement will be determined as of the Applicable Date and for purposes of determining whether the Minimum Return Requirement has been satisfied, the Fair Market Value of any

Marketable Securities (A) received prior to the Applicable Date shall be determined as of the trading date immediately preceding the date on which they are received by the Initial SLP Stockholders and (B) to be received in the proposed Qualified Sale Transaction shall be determined as of the Applicable Date. For purposes of determining the Minimum Return Requirement, for the avoidance of doubt, all payments received, reimbursed, or indemnified pursuant to this Agreement shall be disregarded and shall not be considered payments received in respect of the Initial SLP Stockholders’ investment in the Company and its Subsidiaries.

“MSDC Denali EIV” means MSDC Denali EIV, LLC, a Delaware limited liability company.

“MSDC Denali Investors” means MSDC Denali Investors, L.P., a Delaware limited partnership.

“MSD Partners” means MSD Partners, L.P. and its Affiliates (other than MD for so long as MD serves as the Chief Executive Officer of the Company).

“MSD Partners Stockholders” means collectively, (i) MSDC Denali Investors and MSDC Denali EIV, together with (ii) (A) their respective Permitted Transferees that acquire Common Stock pursuant to the terms of the MSD Partners Stockholders Agreement and (B)(I) any Person or group of Affiliated Persons to whom the MSD Partners Stockholders and their respective Permitted Transferees have transferred, at substantially the same time, an aggregate number of shares of Common Stock greater than 50% of the outstanding shares of Common Stock owned by the MSD Partners Stockholders immediately following the EMC Closing (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the EMC Closing) and (II) any Permitted Transferees of such Persons specified in clause (I).

“MSD Partners Stockholders Agreement” has the meaning ascribed to such term in the Recitals.

“Organizational Documents” means, with respect to any Person, the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership and/or other organizational or governing documents of such Person.

“Original Agreement” has the meaning ascribed to such term in the Recitals.

“Original Closing” means the closing of the Original Merger pursuant to the Original Merger Agreement.

“Original Closing Date” means October 29, 2013.

“Original Merger” means the merger of Denali Acquiror and Dell pursuant to the Original Merger Agreement.

“Original Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 5, 2013, between the Company, Intermediate, Denali Acquiror and Dell, as amended by Amendment No. 1 on August 2, 2013 (as further amended, restated, supplemented or modified from time to time).

“Original Stock” has the meaning ascribed to such term in the Company’s Fourth Amended and Restated Certificate of Incorporation.

“Participating Sellers” has the meaning ascribed to such term in Section 4.4(c).

“Permitted Transferee”:

(i)    in the case of the MD Stockholders, has the meaning ascribed to such term in the MD Stockholders Agreement as in effect on the date hereof;

(ii)    in the case of the MSD Partners Stockholders, has the meaning ascribed to such term in the MSD Partners Stockholders Agreement as in effect on the date hereof; and

(iii)    in the case of the SLP Stockholders and any other Stockholder that is a partnership, limited liability company or other entity, means (A) any of its controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of such Stockholder that remains such an Affiliate or affiliated private equity fund of such Stockholder (which, for the avoidance of doubt, shall include any special purpose entity formed as part of a “fund-to-fund” transfer of all or a portion of such Stockholder’s investment in the Company, provided that all of the investors in such special purpose entity are, at the time of such transfer, partners or stockholders of such Stockholder and such special purpose entity is managed by such Stockholder or one of their respective Affiliates).

For the avoidance of doubt, each SLP Stockholder will be a Permitted Transferee of each other SLP Stockholder.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Piggyback Registration” means an offering by the Company, pursuant to, and in accordance with, Section 2.5 of the Registration Rights Agreement.

“Plan Assets Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Priority Sell-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“Qualified Sale Transaction” means any Sale Transaction (i) pursuant to which more than 50% of the Common Stock and any equity or debt securities of the Company exercisable or exchangeable for, or convertible into, Common Stock, and any option, warrant or other right to acquire any Common Stock or such equity or debt securities of the Company, will be acquired by a Person that is not an MD Related Party, nor the Company or any Subsidiary of the Company, (ii) in respect of which each Stockholder other than an MD Stockholder has the right to participate in such Sale Transaction on the same terms as the MD Stockholders (including the same purchase price per share equivalent of Common Stock) and on the terms described in Section 4.4, as applicable, (iii) unless otherwise agreed by prior written consent of the SLP Stockholders, in which the SLP Stockholders will receive consideration for their DTI Securities and any other securities acquired pursuant to the exercise of their participation rights (as contemplated in Article V of the Original Agreement and the First Restated Agreement) that consists entirely of cash and/or Marketable Securities and (iv) unless otherwise agreed by prior written consent of the SLP Stockholders, in which the net proceeds of cash and Marketable Securities to be received by the Initial SLP Stockholders will, as of the Applicable Date, result in the Minimum Return Requirement being satisfied.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Sponsor Stockholders and the other signatories party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Related Party Transaction” means any agreement, contract, transaction, payment or arrangement between the Company or any of its controlled Affiliates, on the one hand, and any MD Related Party or SLP Related Party, on the other hand, other than a single or series of related transactions on arm’s-length terms involving aggregate payment by or to the Company or its Subsidiaries (including for the purposes of this definition, VMware and its subsidiaries)    of less than $500,000; provided, however, that “Related Party Transaction” shall not include (i) the continuation of MD’s service as Chairman and Chief Executive Officer, as contemplated herein, or the payment to any such Persons of any compensation, bonus, incentive or benefits set forth in any employment agreement entered into with MD which has previously been approved in writing by the SLP Stockholders, (ii) the entry into any Director Indemnification Agreements or any payment thereunder, or any payment under the advancement or indemnification provisions of the Organizational Documents of the Company or its Subsidiaries or pursuant to this Agreement, (iii) a transfer of Common Stock to a Permitted Transferee, (iv) (A) the purchase of goods or services from the Company or its Subsidiaries on arm’s-length terms by any of MSD Capital, L.P., MSD Capital (Europe), LLP, MSD Partners, L.P., the SLP Stockholders, the Michael & Susan Dell Foundation, DFI Resources, L.L.C. and each of their respective Affiliates and, if applicable, portfolio companies, and (B) payments for reimbursement of business travel expenses to XRS Holdings, LLC and Raptor Management LLC or their respective Affiliates not in excess in the aggregate for all such payments described in this subclause (B) of $2,500,000 per fiscal year and/or (v) the purchase of goods or services by the Company or its Subsidiaries on arms-length terms from ValleyCrest Holding Co. and/or one or more of its Subsidiaries. For the avoidance of doubt, in addition to the approval of the audit committee (or such other committee or subset of the Board, as applicable), if required, the payment of any discretionary bonus or other discretionary payments or amounts to any MD Related Parties (other than payments described in the proviso of the immediately preceding sentence) shall require approval of the SLP Stockholders.

“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, officers, employees, trustees, partners, members, stockholders, controlling persons, investment committee, financial advisors, attorneys, consultants, valuators, accountants, agents and other representatives.

“Restricted Period” has the meaning ascribed to such term in Section 4.2.

“Return” means, as of any date of determination, the sum of (i) all cash, (ii) the Fair Market Value of all Marketable Securities (determined as of the trading date immediately preceding the date on which they are received by the Initial SLP Stockholders if not received in a Qualified Sale Transaction, or if received in a Qualified Sale Transaction, the Applicable Date) and (iii) the Fair Market Value of all other securities or assets (determined as of the trading date immediately preceding the date on which they are received by the Initial SLP Stockholders), in each such case, paid to or received by the Initial SLP Stockholders prior to such date pursuant to (A) any dividends or distributions of cash and/or Marketable Securities by the Company or its Subsidiaries to the Initial SLP Stockholders in respect of their Common Stock and/or equity securities of the Company’s Subsidiaries, (B) a transfer of equity securities of the Company and/or its Subsidiaries by the Initial SLP Stockholders to any Person and/or (C) a Qualified Sale Transaction; provided, however, that in the case of a Qualified Sale Transaction, if the Initial SLP Stockholders retain any portion of their Common Stock and/or equity securities of the Company’s Subsidiaries following such Qualified Sale Transaction, the Fair Market Value of such portion immediately following such Qualified Sale Transaction, as applicable, (x) shall be deemed consideration paid to or received by the Initial SLP Stockholders for purposes of calculating the “Return,” and (y) in the case of a Qualified Sale Transaction, shall be based on the per security price of such Common Stock and/or equity securities of the Company’s Subsidiaries to be transferred or sold in such Qualified Sale Transaction, assuming (1) full payment of all fees and expenses payable by or on behalf of the Company or its Subsidiaries to any Person in connection therewith, including to any financial advisors, consultants, accountants, legal counsel and/or other advisors or representatives and/or otherwise payable and (2) no earn-out payments, contingent payments (other than, in the case of a Qualified Sale Transaction, payments contingent upon the satisfaction or waiver of customary conditions to closing of such Qualified Sale Transaction), and/or deferred consideration, holdbacks and/or escrowed proceeds will be received by the Initial SLP Stockholders; provided, further, that notwithstanding anything herein to the contrary and for the avoidance of doubt, (i) all payments received by the Initial SLP Stockholders, or reimbursed or indemnified pursuant to this Agreement, the Company’s Fifth Amended and Restated Certificate of Incorporation, the Bylaws of the Company, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the Management Stockholders Agreement, in each case, on account of the SLP Stockholders holding Securities shall be disregarded and shall not be considered consideration paid to or received by the Initial SLP Stockholders for purposes of calculating the “Return” and (ii) in no event shall the reclassification of the Original Stock contemplated by the Company’s Fourth Amended and Restated Certificate of Incorporation be deemed to have resulted in any “Return.”

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time.

“Sale Transaction” means (i) any merger, consolidation, business combination or amalgamation of the Company or any Specified Subsidiary with or into any Person, (ii) the sale of Common Stock and/or other voting equity securities of the Company that represents (A) a majority of the Common Stock on a fully-diluted basis and/or (B) a majority of the aggregate voting power of the Common Stock and/or (iii) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company and its Subsidiaries’ assets (determined on a consolidated basis based on value) (including by means of merger, consolidation, other business combination, exclusive license, share exchange or other reorganization); provided, that in calculating the aggregate voting power of the Common Stock for the purpose of clause (ii) of this definition of “Sale Transaction,” the voting power attaching to any shares of Class A Common Stock and/or Class B Common Stock that will convert into Class C Common Stock in connection with such transaction shall be determined as if such conversion had already taken place; provided, further, that in each case, any transaction solely between and among the Company and/or its wholly-owned Subsidiaries shall not be considered a Sale Transaction hereunder.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means any equity securities of the Company, including any Common Stock, any debt securities of the Company exercisable or exchangeable for, or convertible into, equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“SLD Trust” has the meaning ascribed to such term in the Preamble.

“SLP” means Silver Lake Management Company III, L.L.C., Silver Lake Management Company IV, L.L.C. and their respective affiliated management companies and investment vehicles.

“SLP III” means Silver Lake Partners III, L.P., a Delaware limited partnership.

“SLP IV” means Silver Lake Partners IV, L.P., a Delaware limited partnership.

“SLP Denali Co-Investor” SLP means Denali Co-Invest, L.P., a Delaware limited partnership.

“SLP Invested Amount” means an amount equal to the aggregate investment by the Initial SLP Stockholders (without duplication), on and after the Original Closing Date (including, without limitation, in connection with the Original Merger and the EMC Merger) in the equity securities of the Company and its Subsidiaries. For purposes of determining the SLP Invested Amount, all payments made by the SLP Stockholders for which they are subsequently reimbursed or indemnified pursuant to this Agreement or the SLP Subscription Agreement, or were subsequently reimbursed or indemnified pursuant to the Original Agreement, the First Restated Agreement or the SLP Subscription Agreement, and for which they do not or did not purchase or acquire equity securities of the Company or its Subsidiaries, shall be disregarded and shall not be considered payments made or investments in respect of the Initial SLP Stockholders’ investment in the Company and its Subsidiaries or their respective equity securities.

“SLP Director Nominee” has the meaning ascribed to such term in Section 3.1(c)(i)(A).

“SLP Related Parties” means any or all of SLP III, SLTI III, SLP IV, SLTI IV, any SLP Stockholders, any Permitted Transferee of the SLP Stockholders, any SLP Director Nominee that is a partner or member of SLP III or SLP IV or affiliated private equity funds, any Affiliate or family member of any of the foregoing and/or any business, entity or person which any of the foregoing controls, is controlled by or is under common control with; provided, that neither the Company nor any of its Subsidiaries (including for this purpose VMware and its subsidiaries) shall be considered an “SLP Related Party” regardless of the number of shares of Common Stock beneficially owned by the SLP Stockholders.

“SLP Stockholders” means, collectively, (i) SLP III, SLTI III, SLP IV, SLTI IV and the SLP Denali Co-Investor, together with (ii) (A) their respective Permitted Transferees that acquire Common Stock pursuant to the terms of this Agreement and (B)(I) any Person or group of Affiliated Persons to whom the SLP Stockholders and their respective Permitted Transferees have transferred, at substantially the same time, an aggregate number of shares of Common Stock greater than 50% of the outstanding shares of Common Stock owned by the SLP Stockholders immediately following the EMC Closing (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the EMC Closing) and (II) any Permitted Transferees of such Persons specified in clause (I).

“SLP Subscription Agreement” means that certain Common Stock Purchase Agreement, dated as of October 12, 2015, among the Company, SLP III and SLP IV.

“SLTI III” means Silver Lake Technology Investors III, L.P., a Delaware limited partnership.

“SLTI IV” means Silver Lake Technology Investors IV, L.P., a Delaware limited partnership.

“Special Committee” has the meaning ascribed to such term in the Voting and Support Agreement.

“Specified Subsidiary” means any of (i) Intermediate, (ii) Dell, (iii) EMC, (iv) Denali Finance, (v) Dell International (until such time as the SLP Stockholders otherwise agree), (vi) any successors and assigns of any of Intermediate, Dell, EMC, Denali Finance and (until such time as the SLP Stockholders otherwise agree) Dell International, (vii) any other borrowers under the senior secured indebtedness and/or issuer of the debt securities, in each case, incurred or issued to finance the EMC Merger and the transactions contemplated thereby and by the related transactions entered into in connection therewith and (viii) each intermediate entity or Subsidiary between the Company and any of the foregoing.

“Sponsor Stockholders” means the MD Stockholders, the SLP Stockholders and the MSD Partners Stockholders.

“Spousal Consent” has the meaning ascribed to such term in Section 2.1(g).

“Stockholders” has the meaning ascribed to such term in the Preamble.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, VMware and its Subsidiaries shall not be considered Subsidiaries of the Company and its Subsidiaries for so long as VMware is not a direct or indirect wholly-owned subsidiary of the Company.

“Tag-Along Buyer” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Demand” has the meaning ascribed to such term in Section 4.4(c).

“Tag-Along Participation Notice” has the meaning ascribed to such term in Section 4.4(b).

“Tag-Along Sale” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Sale Notice” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Sale Percentage” has the meaning ascribed to such term in Section 4.4(a).

“Tag-Along Sale Priority” has the meaning ascribed to such term in Section 4.4(c).

“Tag-Along Sale Proration” has the meaning ascribed to such term in Section 4.4(c).

“Tag-Along Sellers” has the meaning ascribed to such term in Section 4.4(b).

“Tag-Along Shares” has the meaning ascribed to such term in Section 4.4(a).

“Tax Representation Letter” has the meaning ascribed to such term in Section 5.4(a).

“transfer” has the meaning ascribed to such term in Section 4.1(a).

“VCOC Investor” has the meaning ascribed to such term in Section 3.4(a).

“VMware” means VMware, Inc., a Delaware corporation, together with its successors by merger or consolidation.

“Voting and Support Agreement” means that certain Voting and Support Agreement, dated as of July 1, 2018, by and among the Company and the Sponsor Stockholders, as it may be amended from time to time.

“wholly-owned subsidiary” means, with respect to any Person, any entity of which all of the shares of stock or equivalent ownership interests (other than, with respect to non-U.S. subsidiaries, only to the extent legally required, de minimis ownership thereof by residents, natural persons or non-Affiliates) are owned by such Person or by one or more wholly-owned subsidiaries of such Person.

Section 1.2.    General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. For the avoidance of doubt, the parties hereto agree that the exclusion of VMware and its subsidiaries from the definition of “Subsidiaries” is not intended to and shall not result in any change or adjustment to the calculation of the Return or SLP Invested Amount with respect to the DTI Securities or the amount of the Initial SLP Stockholders’ investments in the Common Stock. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.    Representations and Warranties of the Stockholders.    Each of the Stockholders hereby represents and warrants severally and not jointly to each of the other Stockholders and to the Company as of the date of the Original Agreement (and in respect of Persons who became or become a party to this Agreement after the date of the Original

Agreement, such Stockholder hereby represents and warrants to each of the other Stockholders and the Company on the date of its execution of a Joinder Agreement) and as of the date hereof as follows:

(a)    Such Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b)    Such Stockholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c)    The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its, his or her obligations hereunder by such Stockholder does not and will not violate (i) in the case of parties who are not individuals, any provision of its Organizational Documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d)    No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Stockholder in connection with the execution, delivery or enforceability of this Agreement.

(e)    Such Stockholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Stockholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

(f)    There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Stockholder to enter into this Agreement or to perform its, his or her obligations hereunder.

(g)    If such Stockholder is an individual and married, he or she has delivered to the other Stockholders and the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex B (a “Spousal Consent”).

Section 2.2.    Representations and Warranties of the MD Stockholders.    Each of the MD Stockholders represents and warrants severally and not jointly to each of the Stockholders that other than as set forth in this Agreement, the Registration Rights Agreement, the MSD Partners Stockholders Agreement and/or the Voting and Support Agreement, there is no agreement, arrangement or understanding between or among the MD Stockholders and their Affiliates, on the one hand, and the MSD Partners Stockholders and their Affiliates, on the other hand, with respect to any Common Stock or other DTI Securities and/or their respective investments in the Company and its Subsidiaries other than the MD Stockholders and/or one or more of their Affiliates holding (i) a direct or indirect interest in the MSD Partners Stockholders and (ii) an interest in the general partner of MSDC Denali Investors and the managing member of MSDC Denali EIV.

ARTICLE III

GOVERNANCE

Section 3.1.    Board of Directors of the Company.

(a)    Generally. The business and affairs of the Company shall be governed by the Board. Pursuant to and in accordance with the Organizational Documents of the Company and this Section 3.1, actions or decisions by or on behalf of the Company (including, without limitation, all decisions to exercise any rights by or on behalf of the Company pursuant to this Agreement, the MD Stockholders Agreement, the MSD Partners Stockholders Agreement, the Management Stockholders Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the Registration Rights Agreement) shall be determined by the Board, unless the Board delegates any of its powers to a committee thereof, any officer or any other Person from time to time (in each case subject to the terms of this Agreement and the Organizational Documents of the Company).

(b)    Board Size. The size of the Company’s Board shall be determined in accordance with the Company’s Fifth Amended and Restated Certificate of Incorporation and the Bylaws of the Company. For so long as the MD Stockholders and the MSD Partners Stockholders in the aggregate beneficially own more than 50% of the total voting power for the regular election of Group I Directors, upon the request of the MD Stockholders, the SLP Stockholders shall use their reasonable best efforts to cause the size of the Board to be increased or decreased to the extent specified by the MD Stockholders; provided that the Board, after giving effect to such increase or decrease, shall not consist of less than six (6) or more than twenty-one (21) directors in the aggregate.

(c)    Board Representation.

(i)    Director Nominees.

(A)    Nomination Rights. To the extent permitted by applicable law and the rules of the Approved Exchange on which the Company’s equity securities are traded or listed, the Company agrees that, unless otherwise agreed to by the SLP Stockholders, the SLP Stockholders shall have the right to nominate at each meeting or action by written consent at which directors will be elected a number of individuals for election to the Board such that if such nominees are elected then the aggregate number of nominees of the SLP Stockholders serving on the Board will equal the product of the following (such individuals, the “SLP Director Nominees”): (x) the percentage of the total voting power for the regular election of directors of the Company beneficially owned by the SLP Stockholders and (y) the number of directors then on the Board and any vacancies thereon; provided, however, that in the event the MD Stockholders and the SLP Stockholders in the aggregate beneficially own more than 70% of the total voting power for the regular election of directors of all outstanding voting equity securities of the Company, then the SLP Stockholders shall have the right to nominate such number of SLP Director Nominees equal to the product of (x) the percentage of the total voting power for the regular election of directors of the Company beneficially owned by the SLP Stockholders and (y) the number of directors then on the Board and any vacancies thereon excluding any director serving on the audit committee of the Board; provided, further, that the SLP Stockholders may at any time and from time to time waive the foregoing proviso in whole, but not in part. Any product obtained pursuant to the calculations in the immediately foregoing sentence shall be rounded up to the nearest whole number of directors. Notwithstanding the foregoing, the SLP Stockholders (for so long as the SLP Stockholders collectively beneficially own at least 5% of the total voting power for the regular election of directors of all outstanding voting equity securities of the Company) shall have the right to nominate at least one individual for election to the Board. The Board at the Closing shall consist of Michael S. Dell, David W. Dorman, Egon Durban, Simon Patterson, William D. Green and Ellen J. Kullman (the “Initial Directors”). Mr. Durban is the “SLP Director Nominee,” and none of the other Initial Directors is a SLP Director Nominee.

(B)    Limitations on Director Nominees. No SLP Director Nominee shall serve as a director of another company if such service on such other board would cause a violation of Section 8 of the U.S. Clayton Act, as amended, as a result of any business that the Company is engaged in as of the date hereof, and the Stockholders, as applicable, shall cause any such director to resign from such other directorships or as a director of the Company.

(ii)    Support. For so long as the MD Stockholders have the right to nominate an MD Director Nominee for election pursuant to the MD Stockholders Agreement or the SLP Stockholders have the right to nominate a SLP Director Nominee for election pursuant to Section 3.1(c)(i), in connection with each election of directors, each of the Company, and each of the Stockholders party to this Agreement, shall nominate such SLP Director Nominee for election as a director as part of the slate of directors that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall provide the highest level of support for the election of such SLP Director Nominees or MD Director Nominees nominated pursuant to the MD Stockholders Agreement as it provides to any other individual standing for election as a director of the Company. No Stockholder shall otherwise act, alone or in concert with others, to seek to propose to the Company or any of its stockholders to nominate or support any Person as a director who is not an MD Director Nominee, SLP Director Nominee or otherwise nominated by the then incumbent directors of the Company. Each Stockholder hereby agrees, severally and not jointly, (I) to sign a written consent voting all of such Person’s Common Stock in favor of each MD Director Nominee and SLP Director Nominee nominated in accordance herewith or (II) at the Company’s annual meeting of stockholders and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, such Person shall, in each case to the extent that its shares of Common Stock are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (A) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by such Person as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of such Person’s Common Stock as of the applicable record date for each MD Director

Nominee nominated in accordance with the MD Stockholders Agreement and each SLP Director Nominee nominated in accordance herewith, unless and to the extent that the SLP Stockholders may otherwise notify the Company (which shall promptly notify the other Stockholders) that it has elected to terminate such arrangements as contemplated in this sentence.

(iii)    Director Replacements. In the event that any SLP Director Nominee shall cease to serve as a director for any reason (other than the reduction in the right to nominate pursuant to Section 3.1(c)(i)), the SLP Stockholders shall have the right to nominate another SLP Director Nominee to fill the vacancy resulting therefrom. Additionally, the SLP Stockholders shall take all actions, including voting any Securities, that may be required in order to elect any such SLP Director Nominee or any MD Director Nominee nominated pursuant to Section 3(c)(iii) of the MD Stockholders Agreement so long as an SLP Director Nominee is then serving on the Board. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any SLP Director Nominee shall not affect the right of the SLP Stockholders to nominate any SLP Director Nominee for election pursuant to Section 3.1(c)(i) in connection with any future election of directors of the Company.

(iv)    Board Committees. (A) For so long as the SLP Stockholders have the right to nominate a SLP Director Nominee for election pursuant to Section 3.1(c)(i) and (B) to the extent permitted by applicable law and the rules of the Approved Exchange on which the Company’s equity securities are traded or listed, the SLP Stockholders shall be entitled to have at least one of their SLP Director Nominees, to the extent then serving on the Board, serve as a member of each committee of the Board (other than the audit committee); provided, however, that if the Board shall establish a committee to consider a proposed transaction between any SLP Stockholder (or any of its Affiliates), on the one hand, and the Company or any of its Subsidiaries (including for this purpose VMware and its subsidiaries), on the other hand, then any SLP Director Nominees may be excluded from participation in such committee.

(d)    Chairman of Board; Chief Executive Officer. For so long as the SLP Stockholders beneficially own at least 5% of the outstanding Common Stock (without regard to voting power), following the occurrence and during the continuance of a Disabling Event, the Company will not, without the prior written approval of the SLP Stockholders, appoint a Chairman of the Board and/or Chief Executive Officer (or officer performing similar functions) of the Company.

Section 3.2.    Specified Subsidiaries.

(a)    Additional Specified Subsidiaries. Each of the Company and the Specified Subsidiaries shall cause any Subsidiary that (i) is not then a party to this Agreement and (ii) becomes, or otherwise satisfies the criteria of, a Specified Subsidiary, to promptly (and in any event, within five (5) Business Days) become party to this Agreement by executing and delivering to the Company a Specified Subsidiary Joinder Agreement in the form attached hereto as Annex A-2, and to agree to be bound and shall be bound by all the terms and conditions of this Agreement as a “Specified Subsidiary.” No later than one (1) Business Day following such execution, the Company shall deliver to the SLP Stockholders a notice thereof, together with a copy of such Specified Subsidiary Joinder Agreement.

Section 3.3.    Additional Management Provisions.

(a)    Notwithstanding anything herein to the contrary, the Company, each Specified Subsidiary and each Stockholder acknowledges and agrees that the SLP Director Nominees may share confidential, non-public information about the Company, any Specified Subsidiary and their respective Subsidiaries (including any materials received in their capacities as members of a Board or committee of the Company or any Specified Subsidiaries) with the SLP Stockholders and their respective Affiliates, limited partners, members and direct and indirect investors, in each case, on a confidential basis.

(b)    Except (i) to the extent resulting from the rights granted under this Agreement, the MD Stockholders Agreement, the Management Stockholders Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the Registration Rights Agreement, (ii) as required by applicable law and/or (iii) for any authority granted to an individual as an officer or director of the Company or its Subsidiaries, no Stockholder (in its capacity as a Stockholder) shall have the authority to manage the business and affairs of the Company or its Subsidiaries or contract for or incur on behalf of the Company or its Subsidiaries any debts, liabilities or obligations, and no such action of a Stockholder will be binding on the Company or its Subsidiaries.

Section 3.4.    VCOC Investors.

(a)    With respect to (X) each SLP Stockholder and (Y) each Affiliate thereof that directly or indirectly has an interest in the Company, in each such case of (X) and (Y) that is intended to qualify as a “venture capital operating company” as defined in the Plan Assets Regulations (each, a “VCOC Investor”), for so long as the VCOC Investor, directly or through one or more Subsidiaries, continues to hold any Securities (or other securities of the Company into which such Securities may be converted or for which such Securities may be exchanged), in each case, without limitation or prejudice of any the rights provided to the SLP Stockholders hereunder, the Company shall, with respect to each such VCOC Investor:

(i)    provide such VCOC Investor or its designated representative with the following:

(A)    the information rights and the visitation rights set forth in Section 5.6(a)(i)(A), (B), (C) and (F), Section 5.6(a)(ii), Section 5.6(a)(iv) and Section 5.6(b)(i)(B);

(B)    to the extent the Company or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or such Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available; and

(C)    copies of all materials provided to the Board at substantially the same time as provided to the members of the Board and, if requested, copies of the materials provided to the board of directors (or equivalent governing body) of any Subsidiary of the Company; provided, that the Company or such Subsidiary shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege;

provided that solely for purposes of Section 3.4(a)(i)(A), the obligation of the Company to deliver the materials described in Section 5.6(a)(i)(B) and (C) pursuant to Section 3.4(a)(i)(A) shall be deemed satisfied if (i) delivered by the Company to a designated representative of the VCOC Investor (it being understood that the designated representative shall be entitled to distribute copies of such materials to each VCOC Investor) or (ii) the Company makes such information available through public filings on the EDGAR system or any successor or replacement system of the SEC; and

(ii)    make appropriate officers of the Company and its Subsidiaries and members of the Board available periodically and at such times as reasonably requested by such VCOC Investor for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries.

(b)    The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(c)    Any VCOC Investor, for so long as such VCOC Investor directly or indirectly, or through one or more Subsidiaries, continues to hold any Securities (or other securities of the Company into which such Securities may be converted or for which such Securities may be exchanged) shall be an express third party beneficiary of this Section 3.4.

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1.    General Restrictions on Transfers.

(a)    Generally.

(i)    No Stockholder may directly or indirectly, sell, exchange, assign, pledge, hypothecate, mortgage, gift or otherwise transfer, dispose of or encumber, in each case, whether in its own right or by its representative and whether voluntary or involuntary or by operation of law (any of the foregoing, whether effected directly or indirectly (including by a direct or indirect transfer of equity, ownership or economic interests, or options, warrants or other contractual rights to acquire an equity, ownership or economic interest, in any Stockholder), shall be deemed included in the term “transfer” as used in this Agreement) any DTI Securities, or any legal, economic or beneficial interest in any DTI Securities, unless (i) such transfer of DTI Securities is made on the books and records of the Company and is in compliance with the provisions of this ARTICLE IV and any other agreement applicable to the transfer of such DTI Securities, (ii) the transferee of such DTI Securities (if other than (A) the Company or another Stockholder, (B) a transferee of DTI Securities pursuant to an offer and sale registered under the Securities Act, (C) in reliance upon and in compliance with applicable provisions of Rule 144 under the Securities Act or (D) a transferee of DTI Securities pursuant to a pro rata distribution by a Stockholder that is a private equity fund to its equityholders (other than a Permitted Transferee of such Stockholder) made without consideration for the transfer and pursuant to which, in accordance with the Company’s Fifth Amended and Restated Certificate of Incorporation, any Class A Common Stock or Class B Common Stock so distributed shall convert to Class C Common Stock), agrees to become a party to this Agreement pursuant to ARTICLE IV hereof, executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A-1 and (iii) in the case of a transfer of DTI Securities to a natural person (other than in connection with a transfer on an Approved Exchange), such natural person’s spouse executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A-1 and to the extent that the failure to execute and deliver a Spousal Consent could impair or adversely affect the obligations of the transferor or transferee set forth herein, or otherwise could impair or adversely affect the enforceability of any provisions of this Agreement, executes and delivers a Spousal Consent in the form attached hereto as Annex B. Notwithstanding the foregoing, (1) it is understood that a transfer of limited partnership interests, limited liability company interests or similar interests in any of the SLP Stockholders, any other private equity fund or any parent entity with respect to any such SLP Stockholder or private equity fund shall not constitute a transfer for purposes of this Agreement so long as there is no change of control of such entity, and such entity (other than a SLP Stockholder) was not formed for the purpose of acquiring a direct or indirect interest in DTI Securities and (2) any conversion of Class A Common Stock, Class B Common Stock or Class D Common Stock to Class C Common Stock shall not be deemed a “transfer” hereunder.

(ii)    Any purported transfer of DTI Securities or any interest in any DTI Securities by any Stockholder that is not in compliance with this Agreement shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its register of stockholders or otherwise any change in record ownership of DTI Securities pursuant to any such transfer.

(b)    Fees and Expenses. Except as otherwise provided herein or in any other applicable agreement between a Stockholder (or any of its Affiliates) and the Company, any Stockholder that proposes to transfer DTI Securities in accordance with the terms and conditions hereof shall be responsible for any fees and expenses incurred by the Company in connection with such transfer.

(c)    Securities Law Acknowledgement. Each Stockholder acknowledges that none of the Common Stock (except any shares of Class C Common Stock registered under the Securities Act (1) on Form S-8 prior to the Closing Date, (2) in connection with the Merger or (3) after the Closing Date) has been registered under the Securities Act and such unregistered shares may not be transferred, except as otherwise provided herein, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Stockholder agrees that it will not transfer any Common Stock at any time if such action would (i) constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Common Stock under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time, or (iii) be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. Each Stockholder agrees it shall not be entitled to any certificate for any or all of the Common Stock, unless the Board shall otherwise determine.

(d)    Legend.

(i)    Each certificate (or book-entry share) evidencing Common Stock held by a Stockholder shall, unless Section 4.1(d)(ii) or Section 4.1(d)(iii) applies, bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A SLP STOCKHOLDERS AGREEMENT, DATED AS OF [●], 2018, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(ii)    Each certificate (or book-entry share) evidencing Common Stock held by a Stockholder issued after the Closing Date in a registered transaction shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A SLP STOCKHOLDERS AGREEMENT, DATED AS OF [●], 2018, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

(iii)    In the event that any or all of the paragraphs in the restrictive legend set forth in Section 4.1(d)(i) or Section 4.1(d)(ii) have ceased to be applicable, the Company shall provide any Stockholder, or their respective transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates (or evidence of book-entry share) for such Common Stock of like tenor not bearing such paragraph(s) of the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 4.1(d)(i) and in the legend in Section 4.1(d)(ii) shall cease and terminate only upon the termination of this ARTICLE IV with respect to the Stockholder holding such Common Stock).

(e)    No Other Proxies or Voting Agreements. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any DTI Securities or enter into any agreements or arrangements of either kind with any person with respect to any DTI Securities inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of DTI Securities who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any DTI Securities, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any DTI Securities in any manner which is inconsistent with the provisions of this Agreement.

Section 4.2.    Restrictions on Transfers During Restricted Period. Prior to the 181st day following the Closing Date (the “Restricted Period”), no Stockholder (including, for the avoidance of doubt, any Permitted Transferee of a Stockholder) may transfer any DTI Securities without the prior written consent of the Company (which Company consent shall require approval by the Special Committee), except for transfers of DTI Securities:

(a)    in a Qualified Sale Transaction;

(b)    pursuant to the “tag-along” rights of such Stockholder under Section 4.4 in respect of (x) any transfer by the MD Stockholders that has been approved in advance by the SLP Stockholders or (y) a Sale Transaction that either is a Qualified Sale Transaction or has been approved by the SLP Stockholders; or

(c)    to a Permitted Transferee of such Stockholder (provided that, in the case of a transfer pursuant to this Section 4.2(c), the Permitted Transferee of such Stockholder shall agree to hold such DTI Securities subject to the transfer restriction in this Section 4.2 for the balance of the Restricted Period).

Section 4.3.    Permitted Transfers. Notwithstanding anything to the contrary herein, each Stockholder and its Permitted Transferees may transfer DTI Securities held by him, her or it to a Permitted Transferee of such Stockholder without complying with the provisions of this ARTICLE IV, other than Section 4.1 and Section 4.2; provided, that such Permitted Transferee shall have executed and delivered to the Company a Joinder Agreement in the form attached hereto as Annex A-1 as contemplated in Section 4.1(a) and ARTICLE VI, or otherwise agreed with all parties hereto, in a written instrument reasonably satisfactory to the Company, that he, she or it will immediately convey record and beneficial ownership of all such DTI Securities and all rights and obligations hereunder to such Stockholder or another Permitted Transferee of such Stockholder if, and immediately prior to such time that, he, she or it ceases to be a Permitted Transferee of such Stockholder.

Section 4.4.    Tag-Along Rights.

(a)    Subject to Section 4.4(h) and receipt of prior written approval of the Company as may be required pursuant to Section 4.2, (x) if any Initiating Tag-Along Seller proposes to transfer all or a portion of their DTI Securities equal to 10% or more of the then outstanding Common Stock to any single Person or “group” (within the meaning of Section 13(d) of the Exchange Act and the rules thereunder) (other than to a Permitted Transferee of such Initiating Tag-Along Seller) or (y) if a Sale Transaction is entered into by the MD Stockholders that either is a Qualified Sale Transaction or has been approved by the SLP Stockholders (each of the transfers in the foregoing clauses (x) and (y), a “Tag-Along Sale”), then the Initiating Tag-Along Seller shall give, or direct the Company to give and the Company shall so promptly give, written notice (a “Tag-Along Sale Notice”) of such proposed transfer to all Eligible Tag-Along Sellers with respect to such Tag-Along Sale at least fifteen (15) days prior to each of the consummation of such proposed transfer and the delivery of a Tag-Along Sale Notice setting forth (i) the number and type of each class of DTI Securities proposed to be transferred, (ii) the consideration to be received for such DTI Securities by such Initiating Tag-Along Seller, including any Additional Consideration to be received, (iii) the identity of the purchaser (the “Tag-Along Buyer”), (iv) a copy of all definitive documents relating to such Tag-Along Sale, including all documents that the Eligible Tag-Along Seller would be required to execute in order to participate in such Tag-Along Sale and all other agreements or documents referred to, or referenced, therein, (v) a detailed summary of all material terms and conditions of the proposed transfer, (vi) the fraction, expressed as a percentage, determined by dividing the number of DTI Securities to be purchased from the Initiating Tag-Along Seller and its Permitted Transferees by the total number of DTI Securities held by the Initiating Tag-Along Seller and its Permitted Transferees (the “Tag-Along Sale Percentage”) and (vii) an invitation to each Eligible Tag-Along Seller to irrevocably agree to include in the Tag-Along Sale up to a number of DTI Securities held by such Eligible Tag-Along Seller equal to the product of the total number of DTI Securities held by such Eligible Tag-Along Seller multiplied by the Tag-Along Sale Percentage, subject to adjustment pursuant to the Tag-Along Sale Priority and the Tag-Along Sale Proration as contemplated in Section 4.4(c) (such amount of DTI Securities with respect to each Eligible Tag-Along Seller, such Eligible Tag-Along Seller’s “Tag-Along Shares”). In the event that any MD Related Party directly or indirectly receives any compensation or other consideration or benefit arising out of or in connection with the applicable Tag-Along Sale (other than any bona fide cash and/or equity compensation (whether in the form of an initial equity grant or otherwise) for service as an executive officer of the acquiring or surviving company or any of their Subsidiaries or, with respect to MD Related Parties, any bona fide commercial arrangement that is not a “Related Party Transaction” because of the proviso of the definition thereof between an MD Related Party and the proposed Tag-Along Buyer or any of its Affiliates which commercial arrangement has been binding and in full force and effect (or, in the absence of a binding legal arrangement, to the extent a course of dealing has been in place) for at least twelve (12) months prior to the date that the Tag-Along Sale Notice is provided to the Eligible Tag-Along Seller) pursuant to any non-competition, non-solicitation, no-hire or other arrangement separate from the transfer of the DTI Securities (“Additional Consideration”), the value of such Additional Consideration (as reasonably determined by the Board, subject to the consent of the SLP Stockholders not to be unreasonably withheld, conditioned or delayed) shall be deemed to have been part of the consideration paid or payable to the MD Stockholders in respect of their DTI Securities in such Tag-Along Sale and shall be reflected in the amount offered by the Tag-Along Buyer set forth in the applicable Tag-Along Sale Notice. In the event that more than one MD Stockholder proposes to execute a Tag-Along Sale as an Initiating Tag-Along Seller, then all such transferring MD Stockholders shall be treated as the Initiating Tag-Along Seller, and the DTI Securities held and to be transferred by such MD Stockholders shall be aggregated as set forth in Section 8.17, including for purposes of calculating the applicable Tag-Along Sale Percentage. Notwithstanding anything in this Section 4.4 to the contrary, but subject to Section 4.4(c), if the Initiating Tag-Along Seller is transferring Common Stock or vested in-the-money Company Stock Options in such Tag-Along Sale, each of the Eligible Tag-Along Sellers shall be entitled to transfer the same proportion of DTI Securities held by such Eligible Tag-Along Seller as the proportion of the Initiating Tag-Along Seller’s Common Stock and vested in-the-money Company Stock Options relative to the Initiating Tag-Along Seller’s total number of such DTI Securities that are being sold by the Initiating Tag-Along Seller in such Tag-Along Sale. For the avoidance of doubt, no DTI Securities that are subject to any vesting or similar condition may be transferred prior to such time as such DTI Securities have fully vested; provided, that it is understood that if such DTI Securities vest in connection with such Tag-Along Sale, such DTI Securities may be transferred in connection therewith in accordance with this Section 4.4.

(b)    Upon delivery of a Tag-Along Sale Notice, each Eligible Tag-Along Seller may elect to include all or a portion of such Eligible Tag-Along Seller’s Tag-Along Shares in such Tag-Along Sale (Eligible Tag-Along Sellers who make such an election being an “Electing Tag-Along Seller” and, together with the Initiating Tag-Along Seller and all other Persons (other than any Affiliates of the Initiating Tag-Along Seller) who otherwise are transferring, or have exercised a contractual or other right to transfer, DTI Securities in connection with such Tag-Along Sale, the “Tag-Along Sellers”), at the same price per share equivalent of Common Stock and pursuant to the same terms and conditions as agreed to by the Initiating Tag-Along Seller and otherwise in accordance with this Section 4.4, by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Initiating Tag-Along Seller within fifteen (15) days of the date the Tag-Along Sale Notice is received by such Eligible Tag-Along Seller, indicating such Electing Tag-Along Seller’s irrevocable election, subject to Section 4.4(d), to include its Tag-Along Shares in the Tag-Along Sale and setting forth the number of Eligible Tag-Along Seller’s Tag-Along Shares it elects to include. Following such fifteen (15) day period, each Electing Tag-Along Seller that has delivered a Tag-Along

Participation Notice shall be entitled to sell to such proposed transferee, on the same terms and conditions as, and concurrently with, the other Electing Tag-Along Sellers and the Initiating Tag-Along Seller, such Electing Tag-Along Seller’s Tag-Along Shares it elects to include, which terms and conditions have been set forth in the Tag-Along Sale Notice, subject to the Tag-Along Sale Priority and the Tag-Along Sale Proration as contemplated in Section 4.4(c). Each Eligible Tag-Along Seller who does not deliver a Tag-Along Participation Notice within such fifteen (15) day period shall have waived and be deemed to have waived all of such Eligible Tag-Along Seller’s rights with respect to such Tag-Along Sale. For the avoidance of doubt, it is understood that in order to be entitled to exercise its right to include Tag-Along Shares in a Tag-Along Sale pursuant to this Section 4.4, each Electing Tag-Along Seller must agree to make the same representations and warranties, covenants, indemnities and agreements to the Tag-Along Buyer as made by the Initiating Tag-Along Seller and any Electing Tag-Along Seller in connection with the Tag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DTI Securities in such Tag-Along Sale transaction); provided, that:

(i)    each Electing Tag-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount (and taking into account the per share equivalent of Common Stock) of DTI Securities sold in such Tag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Tag-Along Sale (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Tag-Along Sale by any Tag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Tag-Along Sale, such Tag-Along Seller must exercise the relevant option and transfer the relevant shares of Common Stock (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii)    the aggregate amount of liability of each Electing Tag-Along Seller shall not exceed the proceeds received by such Electing Tag-Along Seller in such Tag-Along Sale;

(iii)    all indemnification obligations (other than with respect to the matters referenced in Section 4.4(b)(iv)) shall be on a several and not joint basis to the Tag-Along Sellers pro rata (based on the amount of consideration received by each Tag-Along Seller in the Tag-Along Sale transaction);

(iv)    no Electing Tag-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Tag-Along Seller’s (1) ownership of and title to DTI Securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Person and/or (B) breaches of any covenant specifically relating to any other Tag-Along Seller; and

(v)    no Stockholders that have elected to be an Electing Tag-Along Seller shall be required in connection with such Tag-Along Sale transaction to agree to (A) any employee, customer or other non-solicitation, no-hire or other similar provision, (B) any non-competition or similar restrictive covenant and/or (C) any term that purports to bind any portfolio company or investment of any Electing Tag-Along Seller or any of their respective Affiliates.

(c)    Notwithstanding anything in this Section 4.4 to the contrary, if the Initiating Tag-Along Seller is any of the MD Stockholders (or, for the avoidance of doubt, any of their Permitted Transferees) and such Initiating Tag-Along Seller seeks to transfer Common Stock representing a majority of the Common Stock beneficially owned by the MD Stockholders immediately following the Original Closing, then the number of Tag-Along Shares that an Eligible Tag-Along Seller may include in any Tag-Along Sale pursuant to this Section 4.4 shall be an amount equal to 100% of the equity securities in the Company, Dell and their respective Subsidiaries held by such Eligible Tag-Along Seller (such right, the “Tag-Along Sale Priority”). Further, in the event that Stockholders having the right to participate in a Tag-Along Sale (including the Initiating Tag-Along Seller, the “Participating Sellers”) have elected to include more DTI Securities in the aggregate than the Tag-Along Buyer is willing to purchase (the “Tag-Along Demand”), the number of DTI Securities permitted to be sold by the Participating Sellers shall be reduced such that each Tag-Along Seller is permitted to sell only its pro rata share of the Tag-Along Demand (in proportion to the number of DTI Securities held by each Participating Seller) (the “Tag-Along Sale Proration”); provided that, in a Tag-Along Sale subject to Tag-Along Sale Priority rights, the number of DTI Securities to be sold by Participating Sellers with Tag-Along Sale Priority shall not be reduced.

(d)    Notwithstanding the delivery of any Tag-Along Sale Notice, all determinations as to whether to complete any Tag-Along Sale and as to the timing, manner, price and, subject to Section 4.4(b)(i) through (v), other terms and conditions of any such Tag-Along Sale shall be at the sole discretion of the Initiating Tag-Along Seller, and none of the Initiating Tag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Electing Tag-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Tag-Along Sale except to the extent such Initiating Tag-Along Seller failed to comply with the provisions of this Section 4.4; provided, that (i) if the Initiating Tag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Tag-Along Sale after such time that any Stockholder has elected to be an Electing Tag-Along Seller in accordance with the terms of this Section 4.4, the Initiating Tag-Along Seller shall promptly notify the Company and each Electing Tag-Along Seller of such amendment, restatement, modification and/or supplement and (ii) each such Electing Tag-Along Seller shall have the right to withdraw its Tag-Along Participation Notice by delivering written notice of such withdrawal to the Initiating Tag-Along Seller within five (5) Business Days of the date of receipt of such notice from the Initiating Tag-Along Seller.

(e)    Notwithstanding anything in this Section 4.4 to the contrary, this Section 4.4 shall not apply to (i) any transfers of DTI Securities to a Permitted Transferee of the transferring Stockholder and/or (ii) any transfer of Common Stock in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-

Down or otherwise), it being understood that participation rights in connection with transfers of Common Stock in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down or otherwise) shall be governed by the terms of the Registration Rights Agreement.

(f)    All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries and/or the Tag-Along Sellers in connection with such Tag-Along Sale shall be allocated and borne on a pro rata basis by each Tag-Along Seller in accordance with the amount of consideration otherwise received by each Tag-Along Seller in such Tag-Along Sale. For the avoidance of doubt, it is understood that this Section 4.4(f) shall not prevent any Tag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Tag-Along Sellers in such Tag-Along Sale.

(g)    Notwithstanding anything herein to the contrary, if the Initiating Tag-Along Seller has not completed the proposed Tag-Along Sale within one hundred twenty (120) days following delivery of the Tag-Along Sale Notice in accordance with this Section 4.4, the Initiating Tag-Along Seller may not then effect such proposed Tag-Along Sale without again complying with the provisions of this Section 4.4; provided, that if such proposed Tag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred twenty (120) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(h)    The “tag-along” rights described in this Section 4.4 shall survive the Closing and shall automatically terminate upon the earlier of (i) the 18-month anniversary of the Closing Date and (ii) such time following the Closing Date that the MD Stockholders no longer beneficially own Common Stock representing a majority of the Common Stock beneficially owned by the MD Stockholders immediately following the Original Closing Date, provided, that in addition to any other applicable provisions in this Section 4.4 (including the Tag-Along Sale Priority and the Tag-Along Sale Proration), such transfer of DTI Securities shall also be subject to the Priority Sell-Down pursuant to the Registration Rights Agreement; provided, further, that any registered offering of DTI Securities shall be governed by the terms of the Registration Rights Agreement.

Section 4.5.    Diligence Access and Cooperation. The Company agrees to provide, and shall cause its Subsidiaries and controlled Affiliates and its and their respective officers, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives to provide, such cooperation as may reasonably be requested (including with respect to timeliness) in connection with and to assist in the structuring and/or facilitation of any sale or transfer of DTI Securities by any SLP Stockholder and/or their respective Permitted Transferees permitted by this ARTICLE IV. Such reasonable cooperation will include (a) participation in meetings, drafting sessions and due diligence sessions, (b) access to the properties, facilities, material contracts and books and records, including financial statements, projections and accountants’ work papers, (c) access to the officers, management, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives of the Company and its Subsidiaries as may be required or requested in connection with such transaction, (d) promptly furnishing to the transferor, transferee or acquiror and its or their advisors and representatives financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by the transferor and (e) assisting the transferor and their advisors and/or representatives in the preparation and execution of any documents in connection with such transfer or sale, each of subclauses (a) through (e) to the extent reasonably requested and required for such sale or transfer to be effectuated. Prior to the Company, its Subsidiaries or its or their respective officers, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives providing any Confidential Information to a third party as contemplated in this Section 4.5, such third party shall be required to execute a confidentiality agreement as provided for in Section 5.3(c)(ii).

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1.    Further Assurances. From time to time, at the reasonable request of the SLP Stockholders and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 5.2.    Other Businesses; Waiver of Certain Duties.

(a)    Each of the Company, the Specified Subsidiaries, and each Stockholder (for itself and on behalf of the Company) hereby expressly acknowledges and agrees, to the fullest extent permitted by applicable law and subject to any express agreement that may from time to time be in effect, any Covered Person may, and shall have no duty not to:

(i)    invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries (including for this purpose VMware and its subsidiaries);

(ii)    do business with any client, customer, vendor or lessor of any of the Company or its Affiliates; and/or

(iii)    make investments in any kind of property in which the Company may make investments.

To the fullest extent permitted by Section 122(17) of the DGCL or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company and the Specified Subsidiaries hereby renounce any interest or expectancy of the Company or such Specified Subsidiary, as the case may be, to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company, any Specified Subsidiary or their respective stockholders for breach of any fiduciary duty solely by reason of such Person’s participation in any such business or investment. The Company and the Specified Subsidiaries shall pay in advance any expenses incurred in defense of such claim as provided in this provision. In the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person in his or her capacity as a partner, member, employee, officer or director of the SLP Stockholders and (y) the Company or any Specified Subsidiary, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or any Specified Subsidiary. To the fullest extent permitted by Section 122(17) of the DGCL or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company and each Specified Subsidiary hereby renounce any interest or expectancy of the Company or such Specified Subsidiary in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Company, any Specified Subsidiary or any of their respective Subsidiaries (including for this purpose VMware and its subsidiaries) and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to the Company, any Specified Subsidiary or their respective stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company or such Specified Subsidiary; provided, however, in each such case, that any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Company, a Specified Subsidiary or any of their respective Subsidiaries (including for this purpose VMware and its subsidiaries) shall belong to the Company or such Specified Subsidiary, as the case may be. The Company and the Specified Subsidiaries shall pay in advance any expenses incurred in defense of such claim as provided in this provision, except to the extent that a Covered Person is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) to have breached this Section 5.2(a), in which case any such advanced expenses shall be promptly reimbursed to the Company or such Specified Subsidiary, as applicable.

(b)    The Company, the Specified Subsidiaries and each of the Stockholders agree that the waivers, limitations, acknowledgments and agreements set forth in this Section 5.2 shall not apply to any alleged claim or cause of action against any of the SLP Stockholders based upon the breach or nonperformance by such SLP Stockholder of this Agreement or any other agreement to which such Person is a party.

(c)    The provisions of this Section 5.2, to the extent that they restrict the duties and liabilities of the SLP Stockholders or any SLP Director Nominee otherwise existing at law or in equity, are agreed by the Company, the Specified Subsidiaries and each of the Stockholders to replace such other duties and liabilities of the SLP Stockholders or any SLP Director Nominee to the fullest extent permitted by applicable law.

Section 5.3.    Confidentiality.

(a)    Each Stockholder agrees to keep confidential and not disclose to any third party any materials and/or information provided to it by or on behalf of the Company or any of its Subsidiaries (which for the purposes of this Section 5.3 shall include VMware and its subsidiaries), and, subject to Section 5.3(b), not to use any such information other than in connection with its investment in the Company (“Confidential Information”); provided, however, that the term “Confidential Information” does not include information that:

(i)    is already in such recipient’s possession (provided, that such information is not subject to another confidentiality agreement with or other obligation of secrecy to any Person);

(ii)    is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by such recipient or its Representatives;

(iii)    is or becomes available to such recipient on a non-confidential basis from a source other than any of the Stockholders or any of their respective Representatives (provided, that such source is not known by such recipient to be bound by a confidentiality agreement with or other obligation of secrecy to any Person); and/or

(iv)    is or was independently developed by such recipient or its Representatives without the use of any Confidential Information.

(b)    The Company acknowledges that the SLP Stockholders’ (including its affiliated private equity funds’) review of the Confidential Information will inevitably enhance their knowledge and understanding of the Company’s and its Subsidiaries’ industries in a way that cannot be separated from such Stockholder’s or its affiliated private equity funds’ other knowledge and the Company agrees that Section 5.3(a) shall not restrict such Stockholder’s (including its affiliated private equity funds’) use of such overall knowledge and understanding of such industries, including in connection with the purchase, sale, consideration of and decisions related to other investments and serving on the boards of such investments.

(c)    Notwithstanding anything in this Section 5.3 to the contrary, any such Stockholder may disclose Confidential Information to:

(i)    such Stockholder’s and its Affiliates’ Representatives who are subject to a customary confidentiality obligation to such Stockholder or its Affiliates;

(ii)    any Person to which such Stockholder offers or may propose to offer to transfer any DTI Securities (provided, that (x) such transfer would be permitted by the terms of this Agreement (assuming the receipt of all consents required hereunder) and (y) the prospective transferee agrees to be subject to a customary confidentiality agreement with the Company or Dell);

(iii)    any other Stockholder or its Affiliates, or their respective Representatives, or any member of a Board or any board of directors of any Subsidiary of the Company;

(iv)    the extent required to be disclosed by such Stockholder or its Affiliates, or their respective Representatives, by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, law, regulation, legal or judicial process or audit or inquiries by a regulator, bank examiner or self-regulatory organization or pursuant to mandatory professional ethics rules (but only to the extent so required and after notifying the Company to the extent reasonably practicable and requesting confidential treatment);

(v)    current or prospective limited partners of a Stockholder or its affiliated private equity funds who are subject to confidentiality obligations to such Stockholder or its affiliated private equity funds; and/or

(vi)    other Person(s) with the Company’s prior written consent.

Section 5.4.    Certain Tax Matters.

(a)    Each of the SLP Stockholders and the Company acknowledge that, in connection with the Original Merger, (i) the contribution by the MD Stockholders of shares of common stock, par value $0.01 per share, of Dell and cash to the Company in exchange for shares of Original Stock and (ii) the contribution by the other Stockholders of shares of common stock, par value $0.01 per share, of Dell and cash to the Company in exchange for shares of Original Stock, in each case, at the Original Closing, taken together (the “Contribution”), were intended to qualify as an exchange described in Section 351 of the Code. In connection therewith, each of the Initial SLP Stockholders agreed, without the prior written consent of the MD Stockholders (such consent not to be unreasonably withheld, conditioned or delayed); provided, that it shall be deemed to be unreasonable to withhold such consent if the MD Stockholders have been advised by their counsel that the Contribution fails to qualify as an exchange described in Section 351 of the Code), (x) not to take any position inconsistent with the treatment of the Contribution as an exchange described in Section 351 of the Code, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or a change in law after the date of the Contribution and (y) not to take any action that could reasonably be expected to cause the Contribution to fail to qualify as an exchange described in Section 351 of the Code (including any action that is inconsistent with the representations warranties or covenants made by such Stockholder in the Original Agreement).

(b)    Each Stockholder that was required to deliver a tax representation letter to counsel to the MD Stockholders pursuant to Section 2.17 of the Interim Investors Agreement (a “Tax Representation Letter”), hereby represents and warrants to the MD Stockholders, as of the Original Closing Date, as follows: (i) such Stockholder has delivered the Tax Representation Letter in accordance with the requirements of Section 2.17 of the Interim Investors Agreement and (ii) the representations and warranties of such Stockholder set forth in such Tax Representation Letter were true, correct and complete as of the Original Closing Date. Notwithstanding anything to the contrary herein or in any Tax Representation Letter delivered by the Company, in no event shall the Company be liable to any party (including the MD Stockholders) for the failure of any representation, warranty or covenant contained in its Tax Representation Letter to be true, correct or complete or for the Company’s failure to comply with any covenant contained in such Tax Representation Letter.

Section 5.5.    Expense Reimbursement.

(a)    Directors. The Company shall, or shall cause a Specified Subsidiary to, promptly and upon request, reimburse the SLP Stockholders for all reasonable and documented out-of-pocket costs and expenses of their respective director nominees of each Board, if any, incurred in connection with Board service, including travel, lodging and meal expenses in connection with Board or committee meetings.

(b)    SLP Stockholders. From and after the date hereof, Dell shall pay directly or reimburse, or cause to be paid directly or reimbursed, with respect to the SLP Stockholders, SLP and its Affiliates:

(i)    the ongoing reasonable out-of-pocket costs and expenses incurred by such Persons in connection with the SLP Stockholders’ investment in the Company, including (A) fees, expenses and reasonable out-of-pocket disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants retained by such Persons, (B) reasonable costs and expenses of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by such Persons or any of their respective Affiliates and (C) transportation or any other expense not associated with their or their Affiliates’ ordinary operations;

(ii)    the payment or reimbursement of the SLP Stockholders’ or their Affiliates’ reasonable out-of-pocket costs and expenses for their “value creation” personnel and/or employees, but only to the extent that the Company has requested such personnel or employees to provide services to the Company and/or its Subsidiaries pursuant to an engagement letter agreed with the Company and/or its Subsidiaries; and

(iii)    payment or reimbursement of the costs and expenses (including internal costs, overhead, compensation and expenses of a similar nature, but excluding the costs and expenses paid or reimbursed pursuant to Section 5.5(b)(ii)) for the SLP Stockholders or their Affiliates’ “value creation” personnel and/or employees, but only to the extent that the Company has requested such personnel or employees to provide services to the Company and/or its Subsidiaries pursuant to an engagement letter agreed with the Company and/or its Subsidiaries;

provided, that all payments or reimbursement for such expenses will be made by wire transfer in same-day funds to the bank account(s) designated by such applicable Stockholder or its relevant Affiliate promptly upon or as soon as practicable following request for reimbursement.

Section 5.6.    Information Rights; Visitation Rights.

(a)    Information Rights.

(i)    Information Generally. The Company shall deliver, or cause to be delivered, to each of the SLP Stockholders (for so long as they are entitled to nominate a SLP Director Nominee):

(A)    to the extent prepared in the ordinary course of business of the Company and/or any of its Subsidiaries (which for the purposes of this Section 5.6 shall include VMware and its subsidiaries), as soon as available, and in any event within thirty (30) days after the end of each month, the consolidated balance sheet (or other similar monthly financial accounts) of the Company and its consolidated Subsidiaries as at the end of such month and the related consolidated statements of income, cash flows and changes in stockholders’ equity for such month and the portion of the fiscal year then ended of the Company and its consolidated Subsidiaries, in each case, setting forth the figures for the corresponding periods of the previous fiscal year, or, in the case of such balance sheet, for the last day of such month, in comparative form, all in reasonable detail (or in such other presentation or format as is prepared in the ordinary course of business of the Company and/or any of its Subsidiaries);

(B)    as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its consolidated Subsidiaries as of the end of such period, and the related consolidated statements of income, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the period then ended and the portion of the fiscal year then ended, in each case (x) prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments and (y) setting forth the figures for the corresponding periods of the previous fiscal year, or, in the case of such balance sheet, for the last day of such fiscal quarter, in comparative form, all in reasonable detail;

(C)    as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, (1) a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year, and the audited consolidated statements of income, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the fiscal year then ended, in each case, (x) prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein and (y) setting forth in comparative form the figures for the immediately preceding fiscal year, all in reasonable detail and (2) a copy of the report, opinion or certification of the Company’s independent accountant with respect to the Company’s financial statements for such fiscal year;

(D)    to the extent prepared in the ordinary course of business, with reasonable promptness after the transmission (but in any event, within three (3) Business Days), a copy of each valuation of the Company undertaken for purposes of management equity grants;

(E)    as soon as practicable after the discovery by any member of senior management of the Company or any Specified Subsidiary of any material adverse event or material litigation, a written statement summarizing such event or litigation in reasonable detail; and

(F)    with reasonable promptness after the transmission or occurrence (but in any event, within three (3) Business Days), other reports, including communications directed at stockholders of the Company generally or the financial community, and any reports filed by the Company with the SEC or any stock exchange (if and when applicable).

(ii)    Debt Financing-Related Information. The Company shall deliver, or cause to be delivered, to each of the SLP Stockholders all information required to be delivered by the Company or its Subsidiaries to the creditors, lenders and/or noteholders pursuant to the terms of the senior secured indebtedness and the debt securities, in each case, incurred or issued to finance the EMC Merger and the transactions contemplated thereby and by the related transactions entered into in connection therewith, as such indebtedness may be in effect from time to time.

(iii)    Other Information. The Company shall deliver, or cause to be delivered, with reasonable promptness to the SLP Stockholders such other information and data with respect to the Company or any of its consolidated Subsidiaries as from time to time may be reasonably requested by such Stockholder, including a complete, correct and accurate capitalization table for the DTI Securities.

(iv)    SEC Filings. At any time during which the Company is subject to the periodic reporting requirements of the Exchange Act or voluntarily reports thereunder, the Company may satisfy its obligations pursuant to Section 5.6(a)(i)(B) and Section 5.6(a)(i)(C) by filing with the SEC (via the EDGAR system) on a timely basis annual and quarterly reports satisfying the requirements of the Exchange Act.

(b)    Visitation Rights.

(i)    The Company shall, and shall cause its Subsidiaries to, permit each of the SLP Stockholders (for so long as they either (x) beneficially own at least 5% of the issued and outstanding Common Stock or (y) are entitled to nominate a SLP Director Nominee), at any time and from time to time during normal business hours and with reasonable prior notice, reasonable access to:

(A)    examine and make copies of and abstracts from the books, records, material contracts, properties, employees and management of the Company and its Subsidiaries;

(B)    visit the properties of the Company and its Subsidiaries; and

(C)    discuss the affairs, finances and accounts of the Company and its Subsidiaries with any of the directors, officers or employees of the Company and the independent accountants of the Company.

Section 5.7.    Cooperation with Reorganizations and SEC Filings.

(a)    Mergers, Reorganizations, Etc. In the event of any merger, amalgamation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries (which for this purpose includes VMware and its subsidiaries), on the other hand, the Stockholders shall, to the extent the Company is not the surviving entity, execute a stockholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, such terms of this Agreement.

(b)    Further Assurances. In connection with any proposed transaction contemplated by Section 5.7(a), each Stockholder shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Company and the other Stockholders, including taking all actions reasonably requested by the Company or the SLP Stockholders and executing and delivering all agreements, instruments and documents as may be reasonably required in order to consummate any such proposed transaction contemplated by Section 5.7(a).

(c)    SEC Filings. Each Stockholder agrees, to the extent practicable and as requested by the SLP Stockholders, to use reasonable efforts to take or avoid taking (as applicable) actions that would potentially cause liability to the Company or any Stockholder under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder. To the extent that the Company or any Stockholder determines that it is obligated to make filings under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder, each Stockholder agrees to use reasonable efforts to cooperate with the Person that determines that it has such a filing obligation, including by promptly providing information reasonably required by such Person for any such filing.

Section 5.8.    Subsidiary Section 16 Liability. The Company will not and shall cause its Subsidiaries (which for this purpose includes VMware and its subsidiaries) not to enter into or effect any transaction in the common stock or other securities of VMware that could potentially cause liability to any SLP Stockholder or any of its Affiliates under Section 16 of the Exchange Act by virtue of such Person’s ownership of stock of the Company or as a member of the Company’s Board or the board of directors of VMware, in each case without the prior written consent of each of the foregoing parties which could incur such liability.

ARTICLE VI

ADDITIONAL PARTIES

Section 6.1.    Additional Parties. Additional parties may be added to and be bound by and receive the benefits afforded by, and be subject to the obligations provided by, this Agreement upon the execution and delivery of a Joinder Agreement in the form attached hereto as Annex A-1 by such additional party to the Company and the acceptance thereof by the Company; provided, however, that the addition of Specified Subsidiaries to this Agreement shall be governed by Section 3.2(a) and not this Section 6.1. To the extent permitted by Section 8.9, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such additional Stockholder as the SLP Stockholders and such additional Stockholder may agree.

ARTICLE VII

INDEMNIFICATION; INSURANCE

Section 7.1.    Indemnification of Directors. In addition to any other indemnification rights that the directors have pursuant to the Organizational Documents of the Company, each of the directors of the Company shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement substantially in the form of Annex C attached hereto (the “Director Indemnification Agreements”).

Section 7.2.    Indemnification of Stockholders.

(a)    To the fullest extent permitted by applicable law, the Company will, and will cause each of the Specified Subsidiaries to, indemnify, exonerate and hold the Stockholders and each of their respective partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, proceedings, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration or claim arising directly or indirectly out of, or in any way relating to, (i) such Stockholder’s or its Affiliates’ ownership of Securities or such Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries (which for purposes of this ARTICLE VII shall include VMware and its subsidiaries) or their respective predecessors or successors (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any willful breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or (y) without limiting any other rights to indemnification, to the extent such control or the ability to control the Company or any of its Subsidiaries derives from such Stockholder’s or its Affiliates’ capacity as an officer or director of the Company or any of its Subsidiaries) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause the Specified Subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For the purposes of this Section 7.2, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company or any of the Specified Subsidiaries, then such payments shall be promptly repaid by such Indemnitee to the Company and the Specified Subsidiaries, as applicable. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the Organizational Documents of the Company or any of its Subsidiaries.

(b)    The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Specified Subsidiaries to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) applicable law, (ii) the Organizational Documents of the Company, (iii) the Director Indemnification Agreements, (iv) this Agreement, (v) any other agreement between the Company or any Specified Subsidiary and the Indemnitee pursuant to which the Indemnitee is indemnified, (vi) the laws of the jurisdiction of incorporation or organization of any Specified Subsidiary and/or (vii) the Organizational Documents of any Specified Subsidiary (clauses (i) through (vii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any Indemnitee-Related Entities. Under no circumstance shall the Company or any Specified Subsidiary be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Specified Subsidiary under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Specified Subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Specified Subsidiary pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any Specified Subsidiary, as applicable, and (z) the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.

(c)    The Company and Stockholders agree that each of the Indemnitees and Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 7.2, entitled to enforce this Section 7.2 as though each such Indemnitee and Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Specified Subsidiaries to perform the terms and obligations of this Section 7.2 as though each such Specified Subsidiary were a party to this Agreement.

Section 7.3.    Insurance. The Company shall, and shall cause the Specified Subsidiaries to, at all times maintain a policy or policies of insurance providing directors’ and officers’ liability insurance to the extent reasonably satisfactory to the SLP Stockholders, and the Indemnitees shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided to any other director or officer of the Company or any Specified Subsidiary. If, at the time the Company or any of the Specified Subsidiaries receives from an Indemnitee any notice of the commencement of any action, cause of action, suit, claim or proceeding, and the Company or a Specified Subsidiary has such insurance in effect which would reasonably be expected to cover such action, cause of action, suit, claim or proceeding, the Company shall give prompt notice of the commencement of such action, cause of action, suit, claim or proceeding to the insurers in accordance with the procedures set forth in such policy or policies. The Company shall thereafter take all necessary or reasonably desirable action to cause such insurers to pay, on behalf of the Indemnitees, all amounts payable as a result of such action, cause of action, suit, claim or proceeding in accordance with the terms of such policy or policies.

ARTICLE VIII

MISCELLANEOUS

Section 8.1.    Entire Agreement. This Agreement (together with the Management Stockholders Agreement, the Registration Rights Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the SLP Subscription Agreement) constitutes the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the Organizational Documents of any Person, this Agreement shall govern as among the parties hereto. Each of the parties hereto shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Company’s and/or its Subsidiaries’ Organizational Documents, in order to cure any such inconsistency.

Section 8.2.    Effectiveness. This Agreement shall become effective on the Closing Date upon execution of this Agreement by each of the Company and the SLP Stockholders. In the event that the Merger Agreement is terminated for any reason without the Closing having occurred, this Agreement shall not become effective and shall be void ab initio.

Section 8.3.    Termination of First Restated Agreement. The parties hereto hereby agree that effective as of the effectiveness of this Agreement, and conditioned upon the concurrent effectiveness of the MD Stockholders Agreement and MSD Partners Stockholders Agreement, all rights and obligations of the Stockholders pursuant to the First Restated Agreement shall terminate; provided, that (i) Section 5.6 and ARTICLE VII of the First Restated Agreement shall survive such termination and remain in full force and effect in respect of any reimbursable expenses or rights to indemnification, as applicable, arising prior to the effectiveness of this Agreement and (ii) the foregoing shall not terminate, restrict or otherwise prejudice any other rights the Stockholders are entitled to pursuant to the First Restated Agreement arising prior to the effectiveness of this Agreement. In the event that the Merger Agreement is terminated for any reason without the Closing having occurred and this Agreement does not become effective pursuant to Section 8.2, the First Restated Agreement shall continue in full force and effect without termination, amendment or restatement.

Section 8.4.    Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 8.5.    Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 8.6.    Submissions to Jurisdictions; WAIVER OF JURY TRIAL.

(a)    Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.

(b)    Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 8.14, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 8.6(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c)    Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(d)    The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e)    EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6(E).

Section 8.7.    Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 8.8.    Consents, Approvals and Actions. All actions required to be taken by, or approvals or consents of, the SLP Stockholders under this Agreement, the Management Stockholders Agreement, the Class A Stockholders Agreement, the Class C Stockholders Agreement and the Registration Rights Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the SLP Stockholders, and in each case such consent, approval or agreement shall constitute the necessary action, approval or consent by the SLP Stockholders.

Section 8.9.    Amendment; Waiver.

(a)    Except as set forth in Section 8.9(b), any amendment, modification, supplement or waiver to or of any provision of this Agreement shall require the prior written approval of the SLP Stockholders and the Company; provided, that if the express terms of any such amendment, modification, supplement or waiver disproportionately and adversely affects a Stockholder (other than the SLP Stockholders), it shall require the prior written consent of the holders of a majority of the DTI Securities held by such affected Stockholders and their Permitted Transferees in the aggregate.

(b)    Notwithstanding the foregoing, (i) any addition of a transferee of DTI Securities or a recipient of DTI Securities as a party hereto pursuant to ARTICLE VI shall not constitute an amendment hereto and the applicable Joinder Agreement need be signed only by the Company and such transferee or recipient and (ii) the Company shall promptly amend the books and records of the Company appropriately and as and to the extent necessary to reflect the removal or addition of a Stockholder, any changes in the amount and/or type of DTI Securities beneficially owned by each Stockholder and/or the addition of a transferee of DTI Securities or a recipient of any DTI Securities, in each case, pursuant to and in accordance with the terms of this Agreement.

(c)    Any amendment, modification, supplement or waiver to or of any provision of the MSD Partners Stockholders Agreement by the Company (except for Section 4.1(a) and Section 4.2 of the MSD Partners Stockholders Agreement) shall require the prior written approval of the SLP Stockholders for so long as the SLP Stockholders own DTI Securities. Notwithstanding the foregoing, any addition of a transferee of DTI Securities or a recipient of DTI Securities as a party to the MSD Partners Stockholders Agreement pursuant to ARTICLE VI thereto shall not constitute an amendment of the MSD Partners Stockholders Agreement and the applicable Joinder Agreement (as defined in the MSD Partners Stockholders Agreement) need be signed only by the Company and such transferee or recipient.

(d)    Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provision or any other provisions hereof. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 8.10.    Assignment of Rights By Stockholders.

(a)    Subject to Section 8.10(b), no Stockholder may assign or transfer its rights under this Agreement except with the prior consent of the Company. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 8.10 shall be null and void.

(b)    Notwithstanding anything in this Agreement to the contrary (but without limiting the restrictions on transfer contained in ARTICLE IV), the SLP Stockholders may assign or transfer all of their rights under this Agreement to any Person to whom the SLP Stockholders transfer DTI Securities beneficially owned by the SLP Stockholders (and such transferee who is transferred such rights shall be deemed to be the SLP Stockholders for all purposes hereunder); provided, that the SLP Stockholders may only assign or transfer all of their rights under or pursuant to ARTICLE III (and thereafter the SLP Stockholders shall retain no such rights) to any Person or group of Affiliated Persons to whom the SLP Stockholders transfer greater than a majority of the DTI Securities beneficially owned by the SLP Stockholders immediately following the EMC Closing (as adjusted for any stock split, stock dividend, reverse stock split or similar event occurring after the EMC Closing) (and such transferee who is transferred such rights shall be deemed to be the SLP Stockholders for all purposes hereunder); provided, further, that the SLP Stockholders shall retain the right, at their election, to be deemed the “SLP Stockholders” for purposes of ARTICLE IV.

Section 8.11.    Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 8.12.    Third Party Beneficiaries. Except for Section 3.4, Section 5.2, ARTICLE VII and Section 8.15 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 8.13.    Termination of this Agreement. This Agreement shall terminate only (i) by written consent of the SLP Stockholders (for so long as the SLP Stockholders own DTI Securities) and the Company (which Company consent shall require the approval of the Special Committee during the Restricted Period); provided, that the SLP Stockholders may, in their sole discretion, terminate the SLP Stockholders’ rights and obligations under Section 3.1 at any time that they beneficially own less than 5.0% of the issued and outstanding Class C Common Stock (calculated in accordance with Rule 13d-3(d)(1)(i) of the Exchange Act or any successor thereto) or (ii) upon the dissolution or liquidation of the Company; provided, that Section 3.4 shall survive any such termination and remain in full force and effect; provided, further, that in the case of a termination pursuant to clause (i), Section 5.5 and ARTICLE VII shall survive any such termination and remain in full force and effect unless and solely to the extent expressly waived in writing, with reference to such provisions, by the SLP Stockholders.

Section 8.14.    Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or nationally-recognized overnight courier, which shall be addressed:

(a)    in the case of the Company, to its principal office to the attention of its General Counsel;

(b)    in the case of the Stockholders identified below, to the following respective addresses, e-mail addresses or facsimile numbers:

If to any of the SLP Stockholders or the SLP Denali Co-Investor, to:

c/o Silver Lake Partners

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention: Karen King

Facsimile: (650) 233-8125

E-mail: karen.king@silverlake.com

and

c/o Silver Lake Partners

9 West 57th Street

32nd Floor

New York, NY 10019

Attention: Andrew J. Schader

Facsimile: (212) 981-3535

E-mail: andy.schader@silverlake.com

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Rich Capelouto

Daniel N. Webb

Facsimile: (650) 251-5002

Email: rcapelouto@stblaw.com

Email: dwebb@stblaw.com

(c)    in the case of any other Stockholder, to the address, e-mail address or facsimile number appearing in the books and records of the Company.

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 8.14, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Stockholders hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by Electronic Transmission addressed to the email address or facsimile number of such Stockholders as provided herein.

Section 8.15.    No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 8.16.    No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

Section 8.17.    Aggregation; Beneficial Ownership.

(a)    All DTI Securities held or acquired by the SLP Stockholders and their Affiliates and Permitted Transferees shall be aggregated for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and each such SLP Stockholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

(b)    For the purposes of calculating the beneficial ownership of the MD Stockholders, all of the MD Stockholders’ Common Stock, the MSD Partners Stockholders’ Common Stock, all of their respective Affiliates’ Common Stock and all of their respective Permitted Transferees’ Common Stock (including in each case Common Stock issuable upon exercise, delivery or vesting of Company Awards) shall be included as being owned by the MD Stockholders and as being outstanding.

(c)    For the purposes of calculating the beneficial ownership of any other Stockholder, all of such Stockholder’s Common Stock, all of its Affiliates’ Common Stock and all of its Permitted Transferees’ Common Stock shall be included as being owned by such Stockholder and as being outstanding; and

(d)    Notwithstanding anything herein to the contrary, in the case of any transfer of DTI Securities by the MD Stockholders, their Affiliates or their Permitted Transferees after MD’s death to an individual or Person other than an (i) individual or entity described in clause (i)(A), (i)(B), (i)(C) or (i)(D) of the definition of “Permitted Transferee” in the MD Stockholders Agreement or (ii) MD Fiduciary, such DTI Securities shall not be deemed to be owned by the MD Stockholders for purposes of Section 3.1.

Section 8.18.    Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

Section 8.19.    Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this SLP Stockholders Agreement or caused this SLP Stockholders Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

COMPANY:

DELL TECHNOLOGIES INC.

By:
Name:
Title:

[SLP Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DENALI INTERMEDIATE INC.

By:
Name:
Title:

[SLP Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DELL INC.

By:
Name:
Title:

[SLP Stockholders Agreement]

SPECIFIED SUBSIDIARY:

EMC CORPORATION

By:
Name:
Title:

[SLP Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DENALI FINANCE CORP.

By:
Name:
Title:

[SLP Stockholders Agreement]

SPECIFIED SUBSIDIARY:

DELL INTERNATIONAL L.L.C.

By:
Name:
Title:

[SLP Stockholders Agreement]

SLP STOCKHOLDERS:

SILVER LAKE PARTNERS III, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:

SILVER LAKE PARTNERS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner

By: SLTA IV (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:

[SLP Stockholders Agreement]

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner

By: SLTA IV (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:

SLP DENALI CO-INVEST, L.P.

By: SLP Denali Co-Invest GP, L.L.C., its general partner

By: Silver Lake Technology Associates III, L.P., its managing member

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:

[SLP Stockholders Agreement]

MD STOCKHOLDERS:

(Solely for the purposes of Section 2.2, Section 4.4, and Section 5.4)

MICHAEL S. DELL
MD STOCKHOLDER:

SUSAN LIEBERMAN DELL SEPARATE
PROPERTY TRUST

By:
Name:
Title:

[SLP Stockholders Agreement]

Annex A-1

FORM OF

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain SLP Stockholders Agreement, dated as of [●], 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “SLP Stockholders Agreement”) by and among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the SLP Stockholders Agreement.

By executing and delivering this Joinder Agreement to the SLP Stockholders Agreement, the undersigned hereby adopts and approves the SLP Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of DTI Securities, to become a party to, and to be bound by and comply with the provisions of, the SLP Stockholders Agreement applicable to a Stockholder [and] [SLP Stockholder], respectively, in the same manner as if the undersigned were an original signatory to the SLP Stockholders Agreement.

[The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the SLP Stockholders Agreement, it is a Permitted Transferee of [●] and will be the lawful record owner of [●] shares of [Insert description of series / type of Security] of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the SLP Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any DTI Securities and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the SLP Stockholders Agreement.]1

The undersigned acknowledges and agrees that Section 8.2 through Section 8.6 of the SLP Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

[1]	[To be included for transfers of DTI Securities to Permitted Transferees]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of             ,     .

Signature

Print Name

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED as of the day of , .

DELL TECHNOLOGIES INC.

By:
Name:
Title:

Annex A-2

FORM OF

SPECIFIED SUBSIDIARY JOINDER AGREEMENT

The undersigned is executing and delivering this Specified Subsidiary Joinder Agreement pursuant to that certain SLP Stockholders Agreement, dated as of [●], 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “SLP Stockholders Agreement”) by and among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the SLP Stockholders Agreement.

By executing and delivering this Joinder Agreement to the SLP Stockholders Agreement, the undersigned hereby adopts and approves the SLP Stockholders Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the SLP Stockholders Agreement applicable to a Specified Subsidiary, in the same manner as if the undersigned were an original signatory to the SLP Stockholders Agreement.

The undersigned acknowledges and agrees that Section 8.2 through Section 8.6 of the SLP Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

Accordingly, the undersigned has executed and delivered this Specified Subsidiary Joinder Agreement as of the      day of             ,     .

SPECIFIED SUBSIDIARY:

[●]

By:
Name:
Title:

Annex B

FORM OF

SPOUSAL CONSENT

In consideration of the execution of that certain SLP Stockholders Agreement, dated as of [●], 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “SLP Stockholders Agreement”) by and among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and any other Persons who become a party thereto in accordance with the thereof, I,                                 , the spouse of                                 , who is a party to the SLP Stockholders Agreement, do hereby join with my spouse in executing the foregoing SLP Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of DTI Securities and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the SLP Stockholders Agreement.

Dated as of ,
(Signature of Spouse)

(Print Name of Spouse)

Annex C

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into, effective             , by and between Dell Technologies Inc., a Delaware corporation (the “Company”), and              (“Indemnitee”). This Agreement shall supersede the prior indemnification agreement between the Company and Indemnitee dated as of              and, for the avoidance of doubt, this Agreement shall apply to any Expenses, Indemnifiable Claims and Indemnifiable Losses incurred or arising on, prior to or after the date of this Agreement.

Recitals

A.

Competent and experienced persons are reluctant to serve or to continue to serve as directors or officers of corporations unless they are provided with adequate protection through insurance or indemnification (or both) against claims against them arising out of their service and activities as directors.

B.

Uncertainties relating to the availability of adequate insurance for directors and officers have increased the difficulty for corporations to attract and retain competent and experienced persons to serve as directors or officers.

C.

The Board of Directors of the Company (the “Board”) has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons to serve as directors or officers of the Company and, in some cases, of its subsidiaries, that this situation is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure its directors and officers that there will be increased certainty of adequate protection in the future.

D.

It is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify its directors and officers to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve as directors or officers of the Company or its subsidiaries.

E.

Indemnitee’s willingness to continue to serve in his or her current capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him or her to the fullest extent permitted by the laws of the State of Delaware and upon the other undertakings set forth in this Agreement.

F.

In recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service, and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of any amendment to the Company’s Certificate of Incorporation or Bylaws (collectively, the “Constituent Documents”), any

Change of Control (as defined in Section 1(a)) or any change in the composition of the Board), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section 1(e)) to Indemnitee as set forth in this Agreement.

Now, therefore, for and in consideration of the foregoing premises, Indemnitee’s agreement to continue to serve the Company in his or her current capacity and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.	Certain Definitions — In addition to terms defined elsewhere herein, the following terms shall have the respective meanings indicated below when used in this Agreement:

(a)	“Change of Control” shall mean the occurrence of any of the following events:

(i)

The acquisition after the date of this Agreement by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control:

(A)	any acquisition directly from the Company or any Controlled Affiliate of the Company;

(B)	any acquisition by the Company or any Controlled Affiliate of the Company;

(C)	any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Controlled Affiliate of the Company;

(D)

any acquisition by Mr. Michael S. Dell, his Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), his heirs or any trust or foundation to which he has transferred or may transfer Outstanding Company Common Stock or Outstanding Company Voting Securities; or

(E)	any acquisition by any entity or its security holders pursuant to a transaction that complies with clauses (A), (B), and (C) of paragraph (iii) below;

(ii)

Individuals who, as of the date of this Agreement, constitute the Board (collectively, the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date of this Agreement and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the then Incumbent Directors, shall be considered as an Incumbent Director, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)

Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), unless, in each case, following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination and any Person referred to in clause (D) of paragraph (i) above) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v)

The occurrence of any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred if, after the occurrence of any of the events described in Sections 1(a)(i), 1(a)(ii), 1(a)(iii), 1(a)(iv) or 1(a)(v), Dell Technologies Inc., a Delaware corporation, directly or indirectly through a Controlled Affiliate, beneficially owns a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors.

(b)

“Claim” shall mean (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding (including any cross claim or counterclaim in any action, suit or proceeding), whether civil, criminal, administrative, arbitrative, investigative or other and whether made pursuant to federal, state or other law (including securities laws); and (ii) any inquiry or investigation (including discovery), whether made, instituted or conducted by the Company or any other party, including any federal, state or other governmental entity, that Indemnitee in good faith believes might lead to the institution of any such claim, demand, action, suit or proceeding.

(c)

“Controlled Affiliate” shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided, however, that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 20% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise shall be deemed to constitute “control” for purposes of this definition.

(d)	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Claim with respect to which indemnification is sought by Indemnitee.

(e)

“Expenses” shall mean all costs, expenses (including attorneys’ and experts’ fees and expenses) and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim relating to an Indemnifiable Claim.

(f)	“Indemnifiable Claim” shall mean any Claim based upon, arising out of or resulting from any of the following:

(i)

Any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director or officer of the Company or as a director, officer, employee, member, manager, trustee, fiduciary or agent (collectively, a “Representative”) of any Controlled Affiliate or other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company as a Representative;

(ii)

Any actual, alleged or suspected act or failure to act by Indemnitee with respect to any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this Section 1(f); or

(iii)

Indemnitee’s status as a current or former director or officer of the Company or as a current or former Representative of the Company or any other entity or enterprise referred to in clause (i) of this Section 1(f) or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status.

In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a Representative of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, trustee, fiduciary or agent of such entity or enterprise and (A) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (B) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate or (C) the Company or a Controlled Affiliate directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(g)	“Indemnifiable Losses” shall mean any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.

(h)

“Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and, as of the time of selection with respect to any Indemnifiable Claim, is not nor in the past five years has been retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or other indemnitees under similar indemnification agreements) or (ii) any other party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)

“Losses” means any and all Expenses, damages (including punitive, exemplary and the multiplied portion of any damages), losses, liabilities, judgments, payments, fines, penalties (whether civil, criminal or other), awards and amounts paid in settlement (including all interest, assessments and other charges paid or incurred in connection with or with respect to any of the foregoing).

2.

Indemnification Obligation — Subject to Section 9, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses.

3.

Exclusions – Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment in connection with any Claim involving Indemnitee:

(a)

for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess Losses beyond the amount paid under any insurance policy or other indemnity provision; or

(b)

for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)

except as provided in Sections 5 and 24 of this Agreement, in connection with any Claim initiated by Indemnitee, including any Claim initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Claim prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

4.

Advancement of Expenses — Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by Indemnitee and as to which Indemnitee provides supporting documentation. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within 15 calendar days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses or (c) reimburse Indemnitee for such Expenses; provided, however, that Indemnitee shall repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or incurred by Indemnitee with respect to Expenses relating to, arising out of or resulting from such Indemnifiable Claim. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. This Section 4 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3.

5.

Indemnification for Additional Expenses — Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse

Indemnitee for, or advance to Indemnitee, within 15 calendar days of such request accompanied by supporting documentation for specific Expenses to be reimbursed or advanced, any and all Expenses paid or incurred by Indemnitee in connection with any Claim made, instituted or conducted by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be; provided, however, that Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) that remains unspent at the final disposition of the Claim to which the advance related.

6.

Indemnification For Expenses of a Witness — Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of an Indemnifiable Claim, a witness or otherwise asked to participate in any Claim to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.

Partial Indemnity — If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

8.

Procedure for Notification — To obtain indemnification under this Agreement with respect to an Indemnifiable Claim or Indemnifiable Loss, Indemnitee shall submit to the Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

9.	Determination of Right to Indemnification —

(a)

To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in paragraph (b) below) shall be required.

(b)

To the extent that the provisions of Section 9(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim (a “Standard of Conduct Determination”) shall be made as follows:

(i)	If a Change of Control has not occurred, or if a Change of Control has occurred but Indemnitee has requested that the Standard of Conduct Determination be made pursuant to this clause (i):

(A)	By a majority vote of the Disinterested Directors, even if less than a quorum of the Board;

(B)	If such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors; or

(C)	If there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

(ii)

If a Change of Control has occurred and Indemnitee has not requested that the Standard of Conduct Determination be made pursuant to clause (i) above, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

Indemnitee will cooperate with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 15 calendar days of such request, accompanied by supporting documentation for specific expenses to be reimbursed or advanced, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the person making such Standard of Conduct Determination.

(c)

The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If (i) the person or persons empowered or selected under Section 9(b) to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, that is permitted under the provisions of Section 9(e) to make such determination and (ii) Indemnitee shall have fulfilled his or her obligations set forth in the second sentence of Section 9(b), then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making such determination in good faith requires such additional time to obtain or evaluate documentation or information relating thereto.

(d)

If (i) Indemnitee shall be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 9(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses or (iii) Indemnitee has been determined or deemed pursuant to Section 9(b) or (c) to have satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, then the Company shall pay to Indemnitee, within 15 calendar days after the later of (x) the Notification Date with respect to the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such Indemnifiable Losses resulted and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied, an amount equal to the amount of such Indemnifiable Losses.

(e)

If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i), the Independent Counsel shall be selected by the Board and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii), the Independent Counsel shall be selected by Indemnitee and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(h) and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within 30 days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection that has been made by the Company or Indemnitee to the other’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).

10.

Presumption of Entitlement — In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct, and the

Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any Claim by Indemnitee for indemnification by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

11.

No Other Presumption — For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

12.

Non-Exclusivity — The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Constituent Documents, the substantive laws of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”). No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Constituent Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Subject to Section 15, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

13.

Liability Insurance and Funding — For the duration of Indemnitee’s service as a director or officer of the Company and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Claim, to the extent the Company maintains policies of directors’ and officers’ liability insurance providing coverage for directors and officers of the Company, Indemnitee shall be covered by such policies, in accordance with their terms, to the maximum extent of the coverage available for any other director or officer of the Company. Upon request of Indemnitee, the Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, no discontinuation or significant reduction in the scope or amount of coverage from one policy period to the next shall be effective (a) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (b) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. The Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

14.

Subrogation — The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by an Indemnitee-Related Entity (as defined herein). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Indemnitee-Related Entity to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the Certificate of Incorporation or By-laws (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Indemnitee-Related Entity, and (iii) it irrevocably waives, relinquishes and releases the Indemnitee-Related Entity from any and all claims against the Indemnitee-Related Entity for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Indemnitee-Related Entity on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Indemnitee-Related Entity shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The term “Indemnitee-Related Entity” means any company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or the insurer under and pursuant to an insurance policy of the Company) from whom an Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which the Company may also have an indemnification or advancement obligation.

15.

No Duplication of Payments — Subject to the provisions of Section 14 of this Agreement, the Company shall not be liable under this Agreement to make any payment to Indemnitee with respect to any Indemnifiable Losses to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents or Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(f)) with respect to such Indemnifiable Losses otherwise indemnifiable hereunder.

16.

Defense of Claims — The Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel with respect to any particular Indemnifiable Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim that Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to (i) any settlement that does not provide a complete and unconditional release of Indemnitee or (ii) any settlement which imposes a monetary payment obligation upon Indemnitee which is not being paid in full by the Company, insurance coverage or any other party for the benefit of Indemnitee.

17.	Successors and Binding Agreement —

(a)

The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring directly or indirectly all or substantially all the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company.

(b)

This Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and other successors.

(c)

This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 17(a) and 17(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and in the event of any attempted assignment or transfer contrary to this Section 17(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

18.

Duration of Agreement — This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or (b) one (1) year after the final termination of any proceeding then pending in respect of an Indemnifiable Claim and of any proceeding commenced by Indemnitee pursuant to Section 24 of this Agreement relating thereto.

19.

Notices — For all purposes of this Agreement, all communications, including notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

20.

Governing Law — The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

21.

Validity — If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

22.

Amendments; Waivers — No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

23.

Complete Agreement — No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

24.

Legal Fees and Expenses — It is the intent of the Company that Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and Indemnitee agree that a confidential relationship shall exist between Indemnitee and such counsel. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by Indemnitee in connection with any of the foregoing.

25.	Certain Interpretive Matters —

(a)

No provision of this Agreement shall be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

(b)

It is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

(c)

All references in this Agreement to Sections, paragraphs, clauses and other subdivisions refer to the corresponding Sections, paragraphs, clauses and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Sections, subsections or other subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.

26.	Counterparts — This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

In witness whereof, Indemnitee has executed, and the Company has caused its duly authorized representative to execute, this Agreement as of the date first above written.

DELL TECHNOLOGIES INC.		INDEMNITEE

Address:	One Dell Way	Address:
Round Rock, TX 78682

By:
Name:
Title: